Exhibit 4.1


                                                                EXECUTION COPY





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                           PLAYBOY ENTERPRISES, INC.



                                      and



                      LASALLE BANK NATIONAL ASSOCIATION,



                                  as Trustee



             3.00% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2025



                                   INDENTURE





                          Dated as of March 15, 2005





===============================================================================

                            CROSS-REFERENCE TABLE*

TIA Section                                                Indenture Section
-----------                                                -----------------

310(a)(1)...................................................  7.10
 (a)(2).....................................................  7.10
 (a)(3).....................................................  N.A.
 (a)(4).....................................................  N.A.
 (a)(5).....................................................  N.A.
 (b)........................................................  7.08; 7.10; 13.02
 (c)........................................................  N.A.
311(a)......................................................  7.11
 (b)........................................................  7.11
 (c)........................................................  N.A.
312(a)......................................................  2.05
 (b)........................................................  13.03
 (c)........................................................  13.03
313(a)......................................................  7.06
 (b)(1).....................................................  N.A.
 (b)(2).....................................................  7.06
 (c)........................................................  7.06; 13.02
 (d)........................................................  7.06
314(a)......................................................  4.03
 (b)........................................................  N.A.
 (c)(1).....................................................  13.04
 (c)(2).....................................................  13.04
 (c)(3).....................................................  N.A.
 (d)........................................................  N.A.
 (e)........................................................  13.05
 (f)........................................................  N.A.
315(a)......................................................  7.01(B)
 (b)........................................................  7.05; 13.02
 (c)........................................................  7.01(A)
 (d)........................................................  7.01(C)
 (e)........................................................  6.11
316(a) (last sentence)......................................  2.09
 (a)(1)(A)..................................................  6.05
 (a)(1)(B)..................................................  6.04
 (a)(2).....................................................  N.A.
 (b)........................................................  6.07
 (c)........................................................  N.A.
317(a)(1)...................................................  6.08
 (a)(2).....................................................  6.09
 (b)........................................................  2.04
318(a)......................................................  13.01

N.A. means not applicable.

*This Cross Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                          Page


                                   ARTICLE I
                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01      Definitions.................................................1
Section 1.02      Other Definitions...........................................6
Section 1.03      Incorporation By Reference Of Trust Indenture Act...........8
Section 1.04      Rules Of Construction.......................................8

                                  ARTICLE II
                                THE SECURITIES

Section 2.01      Form And Dating.............................................8
Section 2.02      Execution And Authentication................................9
Section 2.03      Registrar, Paying Agent And Conversion Agent...............10
Section 2.04      Paying Agent To Hold Money In Trust........................10
Section 2.05      Securityholder Lists.......................................10
Section 2.06      Transfer And Exchange......................................10
Section 2.07      Replacement Securities.....................................11
Section 2.08      Outstanding Securities.....................................11
Section 2.09      Securities Held By The Company Or An Affiliate.............12
Section 2.10      Temporary Securities.......................................12
Section 2.11      Cancellation...............................................12
Section 2.12      Defaulted Interest.........................................12
Section 2.13      CUSIP Numbers..............................................13
Section 2.14      Deposit Of Moneys And Property.............................13
Section 2.15      Book-Entry Provisions For Global Securities................13
Section 2.16      Special Transfer Provisions................................14
Section 2.17      Legends....................................................16

                                  ARTICLE III
                           REDEMPTION AND REPURCHASE

Section 3.01      Right Of Redemption........................................16
Section 3.02      Notices To Trustee.........................................17
Section 3.03      Selection Of Securities To Be Redeemed.....................17
Section 3.04      Notice Of Redemption.......................................17
Section 3.05      Effect Of Notice Of Redemption.............................18
Section 3.06      Deposit Of Redemption Price................................19
Section 3.07      Securities Redeemed In Part................................19
Section 3.08      Purchase Of Securities At Option Of The Holder.............19
Section 3.09      Repurchase At Option Of Holder Upon A Fundamental Change...23

                                  ARTICLE IV
                                   COVENANTS

Section 4.01      Payment Of Securities......................................28
Section 4.02      Maintenance Of Office Or Agency............................29
Section 4.03      Rule 144A Information And Annual Reports...................29
Section 4.04      Compliance Certificate.....................................30
Section 4.05      Stay, Extension And Usury Laws.............................30
Section 4.06      Corporate Existence........................................30
Section 4.07      Notice Of Default..........................................30
Section 4.08      Limitation On Layering Indebtedness........................30
Section 4.09      Payment Of Additional Interest.............................30
Section 4.10      Payment Of Contingent Interest.............................31

                                   ARTICLE V
                                  SUCCESSORS

Section 5.01      When Company May Merge, Etc................................31
Section 5.02      Successor Substituted......................................31

                                  ARTICLE VI
                             DEFAULTS AND REMEDIES

Section 6.01      Events Of Default..........................................32
Section 6.02      Acceleration...............................................33
Section 6.03      Other Remedies.............................................34
Section 6.04      Waiver Of Past Defaults....................................34
Section 6.05      Control By Majority........................................34
Section 6.06      Limitation On Suits........................................35
Section 6.07      Rights Of Holders To Receive Payment And To Convert
                    Securities...............................................35
Section 6.08      Collection Suit By Trustee.................................35
Section 6.09      Trustee May File Proofs Of Claim...........................35
Section 6.10      Priorities.................................................36
Section 6.11      Undertaking For Costs......................................36

                                  ARTICLE VII
                                    TRUSTEE

Section 7.01      Duties Of Trustee..........................................36
Section 7.02      Rights Of Trustee..........................................37
Section 7.03      Individual Rights Of Trustee...............................39
Section 7.04      Trustee's Disclaimer.......................................39
Section 7.05      Notice Of Defaults.........................................39
Section 7.06      Reports By Trustee To Holders..............................39
Section 7.07      Compensation And Indemnity.................................39
Section 7.08      Replacement Of Trustee.....................................40
Section 7.09      Successor Trustee By Merger, Etc...........................41
Section 7.10      Eligibility; Disqualification..............................41
Section 7.11      Preferential Collection Of Claims Against Company..........41

                                 ARTICLE VIII
                            DISCHARGE OF INDENTURE

Section 8.01      Termination Of The Obligations Of The Company..............41
Section 8.02      Application Of Trust Money.................................42
Section 8.03      Repayment To Company.......................................42
Section 8.04      Reinstatement..............................................42

                                  ARTICLE IX
                                  AMENDMENTS

Section 9.01      Without Consent Of Holders.................................43
Section 9.02      With Consent Of Holders....................................43
Section 9.03      Compliance With Trust Indenture Act........................44
Section 9.04      Revocation And Effect Of Consents..........................44
Section 9.05      Notation On Or Exchange Of Securities......................46
Section 9.06      Trustee Protected..........................................46
Section 9.07      Effect of Supplemental Indentures..........................46

                                   ARTICLE X
                                  CONVERSION

Section 10.01    Conversion Privilege; Restrictive Legends...................46
Section 10.02    Conversion Procedure And Payment Upon Conversion............48
Section 10.03    Taxes On Conversion.........................................51
Section 10.04    Company To Provide Stock....................................51
Section 10.05    Adjustment Of Conversion Rate...............................51
Section 10.06    No Adjustment...............................................55
Section 10.07    Other Adjustments...........................................55
Section 10.08    Adjustments For Tax Purposes................................56
Section 10.09    Notice Of Adjustment........................................56
Section 10.10    Notice Of Certain Transactions..............................56
Section 10.11    Effect Of Reclassifications, Consolidations, Mergers,
                   Binding Share Exchanges Or Sales On Conversion
                   Privilege.................................................56
Section 10.12    Trustee's Disclaimer........................................57
Section 10.13    Rights Distributions Pursuant To Stockholders' Rights
                   Plans.....................................................58
Section 10.14    Increased Conversion Rate Applicable to Certain Notes
                   Surrendered in Connection With Make-Whole Fundamental
                   Changes...................................................59

                                  ARTICLE XI
                                 SUBORDINATION

Section 11.01     Agreement To Subordinate...................................63
Section 11.02     Certain Definitions........................................63
Section 11.03     Liquidation; Dissolution; Bankruptcy.......................63
Section 11.04     Default On Designated Senior Indebtedness..................64
Section 11.05     Acceleration Of Securities.................................65
Section 11.06     When Distribution Must Be Paid Over........................65
Section 11.07     Notice By The Company......................................65
Section 11.08     Subrogation................................................65
Section 11.09     Relative Rights............................................66
Section 11.10     Subordination May Not Be Impaired By The Company...........66
Section 11.11     Distribution Or Notice To Representative...................66
Section 11.12     Rights Of Trustee And Paying Agent.........................67

                                  ARTICLE XII
                                 TAX TREATMENT

Section 12.01     Tax Treatment..............................................67

                                 ARTICLE XIII
                                 MISCELLANEOUS

Section 13.01     Trust Indenture Act Controls...............................68
Section 13.02     Notices....................................................68
Section 13.03     Communication By Holders With Other Holders................69
Section 13.04     Certificate And Opinion As To Conditions Precedent.........69
Section 13.05     Statements Required In Certificate Or Opinion..............69
Section 13.06     Rules By Trustee And Agents................................70
Section 13.07     Legal Holidays.............................................70
Section 13.08     Duplicate Originals........................................70
Section 13.09     Governing Law..............................................70
Section 13.10     No Adverse Interpretation Of Other Agreements..............70
Section 13.11     Successors.................................................70
Section 13.12     Separability...............................................71
Section 13.13     Table Of Contents, Headings, Etc...........................71
Section 13.14     Calculations In Respect Of The Securities..................71


EXHIBIT A         FORM OF GLOBAL SECURITY

EXHIBIT B-1       FORM OF PRIVATE PLACEMENT LEGEND

EXHIBIT B-2       FORM OF TAX LEGEND

EXHIBIT B-3       FORM OF LEGEND FOR GLOBAL SECURITY

EXHIBIT C         FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

         INDENTURE, dated as of March 15, 2005, between Playboy Enterprises, Inc., a corporation organized under the laws of Delaware (the "Company"), and LaSalle Bank National Association, a national banking association organized under the laws of the United States, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 3.00% Convertible Senior Subordinated Notes due 2025 issued hereunder.

                                   ARTICLE I
                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

         The term "additional interest" has the meaning ascribed to it in the Registration Rights Agreement.

         "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, "control" shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interests therein, the rules and procedures of the Depositary for such Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Bid Solicitation Agent" means a Company-appointed agent that determines the Trading Price as set forth in Article X and paragraph 10 of the Securities.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of, or other equity interests in, such Person and all warrants or options to acquire such capital stock or equity interests.

         "Class A Common Stock" means the Class A Common Stock of the par value of One Cent ($.01) per share of the Company or such other Capital Stock of the Company into which the Class A Common Stock is reclassified or changed.

         "Closing Sale Price" of the Common Stock on any Trading Day means the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such Trading Day (a) on the U.S. principal national securities exchange on which the Common Stock is listed; (b) if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by an automated quotation system administered by the National Association of Securities Dealers, Inc. on which the Common Stock is then quoted; or (c) if not so listed or quoted, as reported or quoted on the principal other exchange or market on which the Common Stock is then listed or traded. In the absence of a listing, quotation or report, the Closing Sale Price shall be such price as the Company shall in good faith reasonably determine as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of the Common Stock on such Trading Day.

         "Common Stock" means the Class B Common Stock of the par value of One Cent ($.01) per share, of the Company, or such other Capital Stock of the Company into which the Common Stock is reclassified or changed.

         "Company" means the party named as such above until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "Company Order" or "Company Request" means a written request or order signed on behalf of the Company by an Officer and delivered to the Trustee.

         "Contingent Interest Period" has the meaning set forth in paragraph 1 of the Securities.

         "Contingent Interest" has the meaning set forth in paragraph 1 of the Securities.

         "Conversion Notice" has the meaning set forth in paragraph 10 of the Securities.

         "Conversion Rate" shall initially be 58.7648 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Article X.

         "Conversion Price" means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice of to the Company.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means The Depository Trust Company, its nominees and successors.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in
(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, and (3) such other statements by such other entity as approved by a significant segment of the accounting profession.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

         "Indebtedness" of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) all capital lease obligations of such person required to be recorded as such under GAAP, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person,
(f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person's obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in clauses (a) through (f) of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in clauses (a) through (g).

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Initial Purchasers" means UBS Securities LLC, Banc of America Securities LLC and Bear, Stearns & Co. Inc.

         "Issue Date" means March 15, 2005.

         "Make-Whole Fundamental Change" means a Qualifying Asset Sale or a Qualifying Business Combination that occurs before March 15, 2012; provided, that at least 10% of the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Qualifying Asset Sale or Qualifying Business Combination consists of any combination of cash or securities (or other property) that are neither (A) traded on a U.S. national securities exchange or quoted on the Nasdaq National Market nor (B) scheduled to be so traded or quoted immediately after such Qualifying Asset Sale or Qualifying Business Combination; and further provided, in the case of a Qualifying Asset Sale, that, as a result of or in connection therewith, as part of a transaction or series of related transactions, all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive stock, other securities, other property, assets or cash.

         "Maturity Date" means March 15, 2025.

         "Offering Memorandum" means the Company's offering memorandum, dated March 9, 2005, relating to the Securities.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

         "Officer's Certificate" means a certificate signed by an Officer.

         "Opinion of Counsel" means a written opinion from legal counsel who may be (i) the General Counsel of the Company, (ii) another employee of the Company who is then licensed to practice law in any State of the United States and who is reasonably acceptable to the Trustee, or (iii) any other counsel who is reasonably acceptable to the Trustee.

         "Option" means the Initial Purchasers' option to acquire up to $15,000,000 aggregate principal amount of additional Securities ("Additional Securities") to cover over-allotments as provided for in the Purchase Agreement.

         "Person" and, unless the context otherwise requires, "person" mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Principal" means any of Hugh M. Hefner or the Hugh M. Hefner 1991 Trust or any other trust created by Hugh M. Hefner for his benefit and its successor trusts, acting by its trustees, or in the event of Hugh M. Hefner's death, the Hugh M. Hefner 1991 Trust and its successor trusts or any other trust created by Hugh M. Hefner for his benefit and its successor trusts, acting by their trustees; the estate of Hugh M. Hefner, acting by its personal representatives; the Hugh M. Hefner Foundation, acting by its directors; the beneficiaries of the Hugh M. Hefner 1991 Trust and its successor trusts; the beneficiaries of the estate of Hugh M. Hefner; or the heirs at law or descendants of Hugh M. Hefner or trusts created for their benefit.

         "Public Acquirer Fundamental Change" means an acquisition of the Company pursuant to a Qualifying Asset Sale or a Qualifying Business Combination, where the acquirer in such Qualifying Asset Sale or Qualifying Business Combination has a class of common stock ("Public Acquirer Common Stock") that either (A) is traded on a national securities exchange or quoted on the Nasdaq National Market or (B) will be so traded or quoted when issued or exchanged in connection with such Qualifying Asset Sale or Qualifying Business Combination. If an acquirer does not itself have a class of common stock (or American Depository Shares representing such common stock) satisfying the foregoing requirement, it will be deemed to have Public Acquirer Common Stock if either (A) a direct or indirect majority-owned subsidiary of acquirer or (B) a corporation that directly or indirectly owns at least a majority of the acquirer, has a class of common stock (or American Depository Shares representing such common stock) satisfying the foregoing requirement; in such case, all references to Public Acquirer Common Stock shall refer to such class of common stock. "Majority-owned" for these purposes means having "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the Voting Stock of the entity.

         "Purchase Agreement" means the Purchase Agreement dated March 9, 2005 between the Company and the Initial Purchasers.

         "Purchase Notice" means a Purchase Notice in the form set forth in the Securities.

         "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A.

         "Redemption Date" means the date specified for Redemption of the Securities in accordance with the terms of the Securities and this Indenture.

         "Redemption Price" means, with respect to a Security to be redeemed by the Company in accordance with Article III, one hundred percent (100%) of the outstanding principal amount of such Security to be redeemed.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof between the Company and the Initial Purchasers.

         "Related Party" means (1) any controlling stockholder, partner, member, 80% (or more) owned subsidiary, or spouse, descendant, or beneficiary of any Principal; or (2) the Hugh M. Hefner 1991 Trust and its successor trusts, acting by their trustees; any other trust created by Hugh M. Hefner for his benefit and its successor trusts, acting by their trustees; the Hugh
M. Hefner Foundation; any other trust established by a Principal for the primary benefit of a Principal or his or her spouse, descendants, or heirs at law; any other charitable foundation created by Hugh M. Hefner; and any corporation, partnership, limited liability company, or other entity, the stockholders, partners, members, owners, or persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such persons referred to in the immediately preceding clause
(1).

         "Responsible Officer" shall mean, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Services (or any successor unit) of the Trustee located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Sections 7.01(C)(ii), shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

         "Restricted Security" means a Security that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

         "Rule 144A" means Rule 144A under the Securities Act.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Securities" means the 3.00% Convertible Senior Subordinated Notes due 2025 issued by the Company pursuant to this Indenture.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.

         "Security Agent" means any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-Registrar or co-agent.

         "Significant Subsidiary" with respect to any person means any subsidiary of such person that constitutes a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X under the Exchange Act, as such regulation is in effect on the date of this Indenture.

         "Subsidiary" means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which the Company, one or more its subsidiaries or the Company and one or more its subsidiaries, directly or indirectly, at the date of determination thereof, have at least majority ownership interest.

         "TIA" means the U.S. Trust Indenture Act of 1939, as amended and in effect from time to time.

         "Trading Day" means a day during which trading in securities generally occurs on the principal U.S. national securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national securities exchange, on an automated quotation system administered by the National Association of Securities Dealers, Inc. on which the Common Stock is then quoted or, if the Common Stock is not then listed on a U.S. national securities exchange or quoted on an automated quotation system administered by the National Association of Securities Dealers, Inc., on the principal other exchange or market on which the Common Stock is then listed or traded.

         "Trading Price" means, on any date, the average of the secondary market bid quotations for the Securities obtained by the Bid Solicitation Agent on behalf of the Company for five million dollars ($5,000,000) principal amount of Securities at approximately 4:00 p.m., New York City time, on such date, from three (3) independent, nationally recognized securities dealers selected by the Company; provided, that if the Bid Solicitation Agent on behalf of the Company can reasonably obtain only two (2) such bids, then the average of such two (2) bids shall instead be used; provided further, that if the Bid Solicitation Agent on behalf of the Company can reasonably obtain only one (1) such bid, then such bid shall instead be used; provided further, that if, on a given date, the Bid Solicitation Agent on behalf of the Company cannot reasonably obtain at least one (1) such bid, or if, in the reasonable, good faith judgment of the Board of Directors the bid quotation or quotations so obtained by the Bid Solicitation Agent on behalf of the Company are not indicative of the secondary market value of the Securities, then, in each case, the Trading Price per $1,000 principal amount of Securities on the such date of determination shall be deemed to be equal to ninety five percent (95%) of the product of (I) the Conversion Rate in effect on such date and (II) the Closing Sale Price on such date.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "Voting Stock" of any Person means the total voting power of all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.

Section 1.02  Other Definitions.

                                                                     Defined in
Term                                                                  Section
----                                                                  -------

"Acquirer Stock Conversion Right Adjustment" ........................    10.14
"Acquisition of Voting Control" .....................................     3.09
"Act" ...............................................................     9.04
"Additional Securities"..............................................     1.01
"Agent"..............................................................    11.02
"Aggregate Amount"...................................................    10.05
"Applicable Increase"................................................    10.14
"Applicable Price"...................................................    10.14
"Bankruptcy Law".....................................................     6.01
"Business Day".......................................................    13.07
"Change in Control"..................................................     3.09
"Conversion Agent"...................................................     2.03
"Conversion Date"....................................................    10.02
"Conversion Value"...................................................    10.01
"Conversion Value Determination Date"................................    10.02
"Custodian"..........................................................     6.01
"Declaration Date"...................................................    10.05
"Designated Senior Indebtedness".....................................    11.02
"Determination Date".................................................    10.05
"Distribution Date"..................................................    10.05
"Effective Date".....................................................    10.14
"Event of Default"...................................................     6.01
"Ex Date"............................................................    10.05
"Expiration Date"....................................................    10.05
"Expiration Time"....................................................    10.05
"Fundamental Change".................................................     3.09
"Fundamental Change Notice"..........................................     3.09
"Fundamental Change Repurchase Date".................................     3.09
"Fundamental Change Repurchase Price"................................     3.09
"Fundamental Change Repurchase Right"................................     3.09
"Global Security"....................................................     2.01
"Legal Holiday"......................................................    13.07
"Make-Whole Consideration"...........................................    10.14
"Make-Whole Conversion Rate Adjustment" .............................    10.14
"Maximum Conversion Rate"............................................    10.05
"Net Share Amount"...................................................    10.02
"Net Shares".........................................................    10.02
"Net Share Settlement Conversion Value"..............................    10.02
"Non-Payment Default"................................................    11.04
"Notice of Default"..................................................     6.01
"Note Measurement Period"............................................    10.01
"Option Purchase Date"...............................................     3.08
"Option Purchase Notice".............................................     3.08
"Option Purchase Price"..............................................     3.08
"Participants".......................................................     2.15
"Paying Agent".......................................................     2.03
"Payment Blockage Notice"............................................    11.04
"Payment Blockage Period"............................................    11.04
"Payment Default"....................................................    11.04
"Physical Securities"................................................     2.01
"Principal Return"...................................................    10.02
"Private Placement Legend"...........................................     2.17
"Public Acquirer Common Stock" ......................................     1.01
"Purchase at Holder's Option"........................................     3.01
"Purchased Shares"...................................................    10.05
"Qualifying Asset Sale" .............................................     3.09
"Qualifying Business Combination" ...................................     3.09
"Redemption".........................................................     3.01
"Reference Property".................................................    10.11
"Registrar"..........................................................     2.03
"Representative".....................................................    11.02
"Repurchase Upon Fundamental Change".................................     3.01
"Resale Restriction Termination Date"................................     2.17
"Rights".............................................................    10.05
"Senior Credit Agreement"............................................    11.02
"Senior Indebtedness"................................................    11.02
"Ten-Day Weighted Average Price Per Share"...........................    10.02
"Termination of Trading".............................................     3.09
"Trading Price Condition"............................................    10.01
"Underlying Shares"..................................................    10.05
"Volume-Weighted Average Price"......................................    10.02


Section 1.03  Incorporation By Reference Of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         All terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

Section 1.04   Rules Of Construction.

         Unless the context otherwise requires:

         (i) a term has the meaning assigned to it;

         (ii) "or" is not exclusive;

         (iii) words in the singular include the plural and in the plural include the singular;

         (iv) the term "interest" includes Contingent Interest and additional interest unless the context otherwise requires;

         (v) all references in this Indenture to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions, as applicable, of this Indenture; and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

         (vi) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

                                  ARTICLE II
                                THE SECURITIES

Section 2.01  Form And Dating.

         The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

         Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (the "Global Security"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in Exhibits B-1, B-2 and B-3. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided that in no event shall the aggregate principal amount of the Global Security or Securities exceed $100,000,000 (or $115,000,000 if the Initial Purchasers elect to purchase all of the Additional Securities pursuant to the Option).

         Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Physical Securities") and, if applicable, bearing any legends required by Section 2.17.

Section 2.02  Execution And Authentication.

         One Officer shall sign the Securities for the Company by manual or facsimile signature.

         A Security's validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         Upon a written order of the Company signed by one Officer, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $100,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.02. Upon receipt by the Trustee of an Officer's Certificate stating that the Initial Purchasers have elected to purchase from the Company a specified principal amount of Additional Securities, not to exceed $15,000,000, pursuant to the Option, the Trustee shall authenticate and deliver such specified principal amount of Additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence. The Trustee must receive such Officer's Certificate not later than the proposed date for delivering such Additional Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000 except as provided in this Section 2.02.

         Upon a written order of the Company signed by an Officer, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(B).

         The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as a Security Agent to deal with the Company and its Affiliates.

         If a written order of the Company pursuant to this Section 2.02 has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with Section
13.04 hereof and need not be accompanied by an Opinion of Counsel.

         The Securities shall be issuable only in registered form without interest coupons and only in minimum denominations of $1,000 principal amount and integral multiples thereof. Notwithstanding anything to the contrary contained herein or in the Securities, the principal amount of each Security (including any Security to be issued, re-issued or exchanged pursuant to a partial conversion, redemption, purchase or repurchase of the Securities) shall be $1,000 or more at all times, and the Company shall not be required to issue any Securities in the principal amount of less than $1,000.

Section 2.03  Registrar, Paying Agent And Conversion Agent.

         The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for payment ("Paying Agent") and an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term "Registrar" includes any co-Registrar; the term "Paying Agent" includes any additional paying agent; and the term "Conversion Agent" includes any additional conversion agent.

         The Company shall enter into an appropriate agency agreement with any Security Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Security Agent. The Company shall notify the Trustee of the name and address of any Security Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

         The Company initially appoints the Trustee as Paying Agent, Bid Solicitation Agent, Registrar and Conversion Agent.

Section 2.04  Paying Agent To Hold Money In Trust.

         Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys and other property held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money and other property held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money and other property held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money and other property. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money and other property held by it as Paying Agent.

Section 2.05  Securityholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

Section 2.06  Transfer And Exchange.

         Subject to Sections 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company or the Trustee, as the case may be, shall not be required to exchange or register the transfer of any Security (i) for a period of fifteen (15) days before selecting, pursuant to Section 3.03, Securities to be redeemed or (ii) during the period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of the Securities selected for Redemption under Section 3.04 and ending at the close of business on the day of such mailing or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

         No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Sections 2.10, 9.05 or 10.02, or
Article III, not involving any transfer.

Section 2.07  Replacement Securities.

         If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of lost, destroyed or wrongfully taken Securities, if required by the Trustee or the Company, an indemnity must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to protect the Company, the Trustee or any Security Agent from any loss which any of them may suffer if a Security is replaced. The Trustee may charge for its expenses in replacing a Security.

         In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

         Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

Section 2.08  Outstanding Securities.

         Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section
2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that a protected purchaser holds the replaced Security.

         If the Paying Agent (other than the Company) holds on an Option Purchase Date, Redemption Date, Fundamental Change Repurchase Date or Maturity Date, money sufficient to pay the aggregate Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, as the case may be, with respect to all Securities to be redeemed, purchased or paid upon Purchase at Holder's Option, Redemption, Repurchase Upon Fundamental Change or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder's Option, Redemption, Repurchase Upon Fundamental Change or maturity, then (unless there shall be a Default in the payment of such aggregate Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest) on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price (including any applicable Make-Whole Consideration) or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture.

         If a Security is converted in accordance with Article X, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security.

Section 2.09  Securities Held By The Company Or An Affiliate.

         In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee's right so to act with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an affiliate of any such other obligor. In the event of a dispute as to whether the pledgee has established the foregoing, the Trustee may rely on the advice of counsel or on an Officer's Certificate.

Section 2.10  Temporary Securities.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities in accordance with the terms of this Indenture.

Section 2.11  Cancellation.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for Redemption, Purchase at Holder's Option, Repurchase Upon Fundamental Change, transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, (whether at maturity, upon Redemption, upon a Purchase at Holder's Option, or upon a Repurchase Upon Fundamental Change) conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation (other than in connection with registrations of transfer or exchange pursuant to Section 2.06) or that any Securityholder has converted pursuant to Article
X. All cancelled Securities held by the Trustee shall be destroyed, and certification of their destruction shall be delivered by the Trustee to the Company unless the Company shall direct, by Company Order, that cancelled Securities be returned to it.

Section 2.12  Defaulted Interest.

         If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable law, statute or regulation, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least seven (7) calendar days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid. Upon the due payment in full of such defaulted interest (plus interest, if any, on such defaulted interest ), such defaulted interest shall no longer be payable pursuant to this Section 2.12.

Section 2.13  CUSIP Numbers.

         The Company in issuing the Securities may use one or more "CUSIP," "ISIN" or other similar numbers, and, if so, the Trustee shall use such CUSIP, ISIN or other similar numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP, ISIN or other similar numbers printed on the notice or on the Securities; provided further, that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP, ISIN or other similar numbers. The Company shall promptly notify the Trustee of any change in such CUSIP, ISIN or other similar numbers.

Section 2.14  Deposit Of Moneys And Property.

         Prior to 11:00 a.m., New York City time, on each interest payment date, Maturity Date or Redemption Date, the Company shall have deposited with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments due on such interest payment date, Maturity Date or Redemption Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date or Redemption Date, as the case may be. The Company shall make such deposits of funds, or, if applicable, segregate and hold in trust funds, with respect to each Purchase at Holder's Option or Repurchase Upon Fundamental Change in the manner set forth in Section 3.08(C) or Section 3.09(C), respectively.

Section 2.15  Book-Entry Provisions For Global Securities.

         (A) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of the Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in Section 2.17.

         Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, any interests in a Global Security other than interests as a record holder thereof, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests in a Global Security. The Company, the Trustee and each agent of the Company or the Trustee shall be entitled to deal with the Depositary, and any nominee thereof, for all purposes of this Indenture relating to such Global Security (including the payment of principal, interest, if any, amounts payable upon conversion, the Option Purchase Price, if any, and Fundamental Change Repurchase Price, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee or any Security Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of the Depositary, including records in respect of beneficial ownership interests in respect of such Global Security, for any transactions between the Depositary and any Participant or between or among the Depositary, any Participant and/or any holder or owner of a beneficial interest in such Global Security or for any transfers of beneficial interests in such Global Security. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (B) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security (or the Depositary ceases to be a "clearing agency" registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

         (C) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(B), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

         (D) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.15(B) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

         (E) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

Section 2.16  Special Transfer Provisions.

         (A) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(B), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (B) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless
(i) the requested transfer is after the Resale Restriction Termination Date,
(ii) there is delivered to the Trustee and the Company an Opinion of Counsel (upon which Opinion of Counsel the Trustee may conclusively rely) reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or
(iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar or co-Registrar a notice in the form of Exhibit C hereto. Upon the effectiveness, under the Securities Act, of the "Shelf Registration Statement" (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee a notice of effectiveness, a Global Security or Global Securities that do not bear the Private Placement Legend and an authentication order in accordance with Section 2.02, and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary. Upon the effectiveness of any post-effective amendment to the "Shelf Registration Statement" (as defined in the Registration Rights Agreement) and upon the effectiveness, under the Securities Act, of any "Subsequent Shelf Registration Statement" (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee a notice of effectiveness. Upon any sale, pursuant to a Shelf Registration Statement, of a beneficial interest in a Global Security that theretofore constituted a Restricted Security and delivery of appropriate evidence thereof to the Trustee, and upon any sale or transfer of a beneficial interest in connection with which the Private Placement Legend will be removed in accordance with this Indenture, the Trustee shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such sale or transfer and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security.

         (C) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture and as permitted by applicable law.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal hours of operation upon the giving of reasonable written notice to the Registrar.

         (D) Transfers of Securities Held by Affiliates. Any certificate (i) evidencing a Security that has been transferred to an Affiliate within two (2) years after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two (2) years after the last date on which the Company or any Affiliate was an owner of such Security (or such longer period of time as may be required under the Securities Act or applicable state securities laws), in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

         (E) Compliance with Transfer Restrictions. None of the Trustee or any agent of the Company or the Trustee shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer that may be imposed under this Indenture with respect to the Securities or under applicable law with respect to any transfer of any interest in any such Security (including any transfers between or among the Depositary, or its nominee, in respect of a Global Security, any Participant or any owners or holders of beneficial interests in any such global Security), other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of such Securities or of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements thereof.

Section 2.17  Legends.

         Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the "Private Placement Legend") set forth in Exhibit B-1 on the face thereof until after the second anniversary of the later of (i) the Issue Date and (ii) the last date on which the Company or any Affiliate was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed between the Company and the Holder thereof) (such date, the "Resale Restriction Termination Date").

         Each Security shall bear the legend set forth in Exhibit B-2.

         Each Global Security shall also bear the legend as set forth in Exhibit B-3.

                                 ARTICLE III
                           REDEMPTION AND REPURCHASE

Section 3.01  Right Of Redemption.

         (A) A redemption of the Securities, as permitted by any provision of this Indenture, shall be made:

                  (i) with respect to a repurchase at the Company's option, in accordance with paragraphs 6 and 7 of the Securities (a
         "Redemption"),

                  (ii) with respect to a repurchase at the Holder's option, in accordance with paragraph 8 of the Securities (a "Purchase at Holder's Option") and

                  (iii) with respect to any repurchase upon a Fundamental Change, in accordance with paragraph 9 of the Securities (a "Repurchase Upon Fundamental Change"),

                  in each case in accordance with the applicable provisions of this Article III.

         (B) The Company shall not have the right to redeem any Securities prior to March 15, 2010. The Company shall have the right, at the Company's option, on a Redemption Date which is on or after March 15, 2010, to redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, if the Closing Sale Price of the Common Stock for each of 20 or more consecutive Trading Days in a period of 30 consecutive Trading Days exceeds 120% of the Conversion Price in effect on the 30th day before the mailing of a notice of Redemption. The Company shall have the right, at the Company's option, at any time, and from time to time, on a Redemption Date which is on or after March 15, 2012, to redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. The Company shall make at least ten (10) semi-annual interest payments with respect to the Securities before the Company can redeem the Securities at its option, as described above.

         (C) Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

Section 3.02  Notices To Trustee.

         If the Company elects to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the applicable provision of this Indenture pursuant to which the Redemption is to be made and the aggregate principal amount of Securities to be redeemed, which notice shall be provided to the Trustee by the Company at least five (5) days prior to the mailing, in accordance with Section 3.04, of the notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee).

Section 3.03  Selection Of Securities To Be Redeemed.

         If the Company has elected to redeem less than all the Securities pursuant to paragraph 6 of the Securities, the Trustee shall, within five (5) Business Days after receiving the notice specified in Section 3.02, select the Securities to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate. The Trustee shall make such selection from Securities then outstanding and not already to be redeemed by virtue of having been previously called for Redemption. The Trustee may select for Redemption portions of the principal amount of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them that the Trustee selects for Redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for Redemption and the principal amount thereof to be redeemed.

         The Registrar need not register the transfer of or exchange any Securities that have been selected for Redemption, except the unredeemed portion of the Securities being redeemed in part (subject to the restrictions set forth in Section 2.02). The Registrar need not issue, authenticate, register the transfer of or exchange any Security for a period of fifteen (15) days before selecting, pursuant to this Section 3.03, Securities to be redeemed.

Section 3.04  Notice Of Redemption.

         At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail, or cause to be mailed, by first-class mail a notice of Redemption to each Holder whose Securities are to be redeemed, at the address of such Holder appearing in the register of the Registrar.

         The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed pursuant to the Redemption and shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date;

                  (iii) the Conversion Rate and the Conversion Price;

                  (iv) the names and addresses of the Paying Agent and the Conversion Agent;

                  (v) that Holders who want to convert Securities must satisfy the requirements of Article X;

                  (vi) the paragraph of the Securities pursuant to which the Securities are to be redeemed;

                  (vii) that Securities called for Redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, payable as herein provided upon Redemption;

                  (viii) that, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption, interest on Securities called for Redemption ceases to accrue on and after the Redemption Date, such Securities will cease to be convertible after the close of business on the Business Day immediately preceding the Redemption Date, and all rights of the Holders of such Securities shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Securities and in accordance with this Indenture, the Redemption Price and such accrued and unpaid interest; and

                  (ix) the CUSIP, ISIN or other similar number or numbers, as the case may be, of the Securities.

         The right, pursuant to Article X, to convert Securities called for Redemption shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption.

         At the Company's request, upon reasonable prior notice, the Trustee shall mail the notice of Redemption in the Company's name and at the Company's expense; provided, however, that the form and content of such notice shall be prepared by the Company.

Section 3.05  Effect Of Notice Of Redemption.

         Once notice of Redemption is mailed, Securities called for Redemption shall become due and payable on the Redemption Date at the Redemption Price plus accrued and unpaid interest to, but excluding, the Redemption Date, and, on and after such Redemption Date (unless there shall be a Default in the payment of the Redemption Price or such accrued and unpaid interest), such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, upon surrender of such Securities and in accordance with the next sentence, the Redemption Price and such accrued and unpaid interest. Upon surrender to the Paying Agent of a Security subject to Redemption, such Security shall be paid, to the Holder surrendering such Security, at the Redemption Price plus accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that if the Redemption Date is an interest payment date, the interest becoming due on such date shall be paid to the Holder of record of such Security at the close of business on the record date for such interest payment and shall not be included in the accrued and unpaid interest otherwise payable upon Redemption. The Company shall make at least ten (10) semi-annual interest payments with respect to the Securities before the Company can redeem the Securities at its option.

         If any Security shall not be fully and duly paid upon surrender thereof for Redemption, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest from, and including, the Redemption Date at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to
Article X.

         Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to a Redemption if there has occurred (prior to, on or after, as the case may be, the mailing of the notice of Redemption specified in Section 3.04) and is continuing an Event of Default (other than a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption). The Paying Agent shall promptly return to the respective Holders thereof any Securities held by it during the continuance of such an Event of Default.

Section 3.06  Deposit Of Redemption Price.

         Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Redemption Date, sufficient to pay the Redemption Price, plus accrued and unpaid interest to, but excluding, the Redemption Date, of all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

Section 3.07  Securities Redeemed In Part.

         Any Security to be submitted for Redemption only in part shall be delivered pursuant to Section 3.05 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Redemption, subject to the restrictions set forth in Section 2.02.

         If any Security selected for partial Redemption is converted in part, the principal of such Security subject to Redemption shall be reduced by the principal amount of such Security that is converted, subject to the restrictions set forth in Section 2.02.

Section 3.08  Purchase Of Securities At Option Of The Holder.

         (A) At the option of the Holder thereof, Securities (or portions thereof that are integral multiples of $1,000 in principal amount) shall be purchased by the Company pursuant to paragraph 8 of the Securities on March 15, 2012, March 15, 2015 and March 15, 2020 (each, an "Option Purchase Date"), at a purchase price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or such portions thereof) to be so purchased (the "Option Purchase Price"), plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, upon:

                  (i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice (as defined below), by such Holder, at any time from 9:00 a.m., New York City time, on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Option Purchase Date, of a Purchase Notice, in the form set forth in the Securities (or any other form of written notice delivered in good faith and substantially similar thereto), duly completed and signed, with appropriate signature guarantee, stating:

                           (a) the certificate number(s) of the Securities
                  which the Holder will deliver to be purchased, if such Securities are in the form of Physical Securities;

                           (b) the principal amount of Securities to be
                  purchased, which must be $1,000 or an integral multiple thereof; and

                           (c) that such principal amount of Securities are to
                  be purchased as of the applicable Option Purchase Date pursuant to the terms and conditions specified in paragraph 8 of the Securities and in this Indenture; and

                  (ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, at any time after delivery of such Purchase Notice, of such Securities (such Securities to conform in all material respects to the description thereof in the related Option Purchase Notice), together with all necessary endorsements, such delivery being a condition to receipt by the Holder of the Option Purchase Price therefor plus accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder's Option.

         If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

         Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

         Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.08(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Option Purchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.08(B)(vii).

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (B) The Company shall give notice (the "Option Purchase Notice") on a date not less than twenty (20) Business Days prior to each Option Purchase Date to all Holders at their addresses shown in the register of the Registrar and to beneficial owners as required by applicable law. Such notice shall state:

                  (i) the Option Purchase Price plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date and the Conversion Rate;

                  (ii) the names and addresses of the Paying Agent and the Conversion Agent;

                  (iii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section
         3.08 or if there shall be a Default in the payment of such Option Purchase Price or in accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder's Option;

                  (iv) that Securities must be surrendered to the Paying Agent to collect payment of the Option Purchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder's Option;

                  (v) that the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event more than three (3) Business Days, following the later of such Option Purchase Date or the time of delivery of the Security as described in clause (iv) above;

                  (vi) the procedures the Holder must follow to exercise rights under this Section 3.08 (including the name and address of the Paying Agent) and a brief description of those rights;

                  (vii) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent) or the Paying Agent receives, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Option Purchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Option Purchase Date pursuant to a Purchase at Holder's Option, (III) the certificate number of such Securities to be so withdrawn (if such Securities are in the form of Physical Securities), (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.08, which amount must be $1,000 or an integral multiple thereof;

                  (viii) that, on and after the applicable Option Purchase Date (unless there shall be a Default in the payment of such Option Purchase Price or such accrued and unpaid interest), interest on Securities subject to Purchase at Holder's Option will cease to accrue, such Securities shall cease to be convertible pursuant to
         Article X, and all rights of the Holders of such Securities shall terminate, other than the right to receive, upon surrender of such Securities and in accordance with this Section 3.08, the Option Purchase Price and such accrued and unpaid interest; and

                  (ix) the CUSIP, ISIN or similar number or numbers, as the case may be, of the Securities.

         At the Company's request, upon reasonable prior notice, the Trustee shall mail such Option Purchase Notice in the Company's name and at the Company's expense; provided, however, that the Company shall prepare the form and content of such Option Purchase Notice.

         No failure of the Company to give an Option Purchase Notice shall limit any Holder's right to exercise its rights to require the Company to purchase such Holder's Securities pursuant to a Purchase at Holder's Option.

         (C) Subject to the provisions of this Section 3.08, the Company shall pay, or cause to be paid, the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, with respect to each Security subject to Purchase at Holder's Option to the Holder of record thereof as promptly as practicable, but in no event more than three
(3) Business Days, following the later of the applicable Option Purchase Date and the time such Security (together with all necessary endorsements) is surrendered to the Paying Agent.

         (D) Subject to the provisions of this Section 3.08, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in immediately available funds, sufficient to pay the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, of all of the Securities that are to be purchased by the Company on such Option Purchase Date pursuant to a Purchase at Holder's Option, which deposit or segregation, as the case may be, shall occur as promptly as practicable, but in no event later than 11:00 a.m., New York City time, on the date that is the third Business Day following the later of such Option Purchase Date and the time such Security is surrendered (together with all necessary endorsements) to the Paying Agent. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

         (E) Once the Purchase Notice has been duly delivered in accordance with this Section 3.08, the Securities to be purchased pursuant to the Purchase at Holder's Option shall, on the applicable Option Purchase Date, become due and payable at the Option Purchase Price (plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date) applicable thereto, and, on and after such date (unless there shall be a Default in the payment of the Option Purchase Price or such accrued and unpaid interest), such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance with this Section 3.08, the Option Purchase Price and such accrued and unpaid interest.

         (F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.08 may be converted pursuant to
Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.08 or if there shall be a Default in the payment of the Option Purchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder's Option.

         (G) If any Security shall not be paid upon surrender thereof for Purchase at Holder's Option, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest from, and including, the applicable Option Purchase Date at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.

         (H) Any Security which is to be submitted for Purchase at Holder's Option only in part shall be delivered pursuant to this Section 3.08 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Purchase at Holder's Option.

         (I) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.08 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a Default in the payment of the Option Purchase Price or accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder's Option or a Default arising from the Company's failure to provide the applicable Option Purchase Notice). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a Default in the payment of the Option Purchase Price or such accrued and unpaid interest).

         (J) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the purchase of the Securities on the applicable Option Purchase Date is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

Section 3.09  Repurchase At Option Of Holder Upon A Fundamental Change.

         (A) In the event any Fundamental Change (as defined below) shall occur, each Holder of Securities shall have the right (the "Fundamental Change Repurchase Right"), at such Holder's option, to require the Company to repurchase all of such Holder's Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the "Fundamental Change Repurchase Date"), which Fundamental Change Repurchase Date shall be no later than thirty (30) days after the date the Fundamental Change Notice (as defined below) is mailed in accordance with
Section 3.09(B), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased (the "Fundamental Change Repurchase Price"), plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, upon:

                  (i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than 5:00 p.m., New York City time, on the third (3rd) Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities (or any other form of written notice delivered in good faith and substantially similar thereto), duly completed and signed, with appropriate signature guarantee, stating:

                           (a) the certificate number(s) of the Securities
                  which the Holder will deliver to be repurchased, if such Securities are in the form of Physical Securities;

                           (b) the principal amount of Securities to be
                  repurchased, which must be $1,000 or an integral multiple thereof; and

                           (c) that such principal amount of Securities are to
                  be repurchased pursuant to the terms and conditions specified in paragraph 9 of the Securities and in this Indenture; and

                  (ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (such Securities to conform in all material respects to the description thereof in the related Purchase Notice), together with all necessary endorsements, with respect to which the Fundamental Change Repurchase Right is being exercised, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change.

         If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

         Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

         Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.09(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to 5:00 p.m., New York City time, on the third (3rd) Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.09(B)(xi).

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (B) Within ten (10) days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the "Fundamental Change Notice") of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall publicly announce, through a reputable national newswire service, the occurrence of each Fundamental Change.

         Each Fundamental Change Notice shall state:

                  (i) the events causing the Fundamental Change;

                  (ii) the date of such Fundamental Change;

                  (iii) the Fundamental Change Repurchase Date;

                  (iv) the date by which the Fundamental Change Repurchase Right must be exercised;

                  (v) the Fundamental Change Repurchase Price;

                  (vi) the names and addresses of the Paying Agent and the Conversion Agent;

                  (vii) a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;

                  (viii) that, in order to exercise the Fundamental Change Repurchase Right, the Securities (together with all necessary endorsements) must be surrendered for payment of the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change;

                  (ix) that the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event more than three (3) Business Days, following the later of such Fundamental Change Repurchase Date and the time of delivery of the Security (together with all necessary endorsements) as described in clause (viii) above;

                  (x) that, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of such Fundamental Change Repurchase Price or such accrued and unpaid interest), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, upon surrender of such Securities (together with all necessary endorsements), the Fundamental Change Repurchase Price and such accrued and unpaid interest;

                  (xi) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to 5:00 p.m., New York City time, on the third (3rd) Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number of such Securities to be so withdrawn (if such Securities are in the form of Physical Securities), (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.09, which amount must be $1,000 or an integral multiple thereof;

                  (xii) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

                  (xiii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X only if such Purchase Notice has been withdrawn in accordance with this Section 3.09 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change; and

                  (xiv) the CUSIP, ISIN or similar number or numbers, as the case may be, of the Securities.

         At the Company's request, upon reasonable prior notice, the Trustee shall mail such Fundamental Change Notice in the Company's name and at the Company's expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

         No failure of the Company to give a Fundamental Change Notice shall limit any Holder's right to exercise a Fundamental Change Repurchase Right.

         (C) Subject to the provisions of this Section 3.09, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event more than three (3) Business Days, following the later of the Fundamental Change Repurchase Date and the time such Security is surrendered to the Paying Agent.

         (D) Subject to the provisions of this Section 3.09, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available, sufficient to pay the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, of all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change which deposit or segregation, as the case may be, shall occur as promptly as practicable but in no event later than 11:00 a.m., New York City time, on the date that is the third Business Day following the later of such Fundamental Change Repurchase Date and the time such Security is surrendered (together with all necessary endorsements) to the Paying Agent. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

         (E) Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.09, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable at the Fundamental Change Repurchase Price (plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date) applicable thereto, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price or such accrued and unpaid interest), such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance with this Section 3.09, the Fundamental Change Repurchase Price and such accrued and unpaid interest.

         (F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.09 may be converted pursuant to
Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.09 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change.

         (G) If any Security shall not be paid upon surrender thereof in accordance with this Indenture for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, from, and including, the Fundamental Change Repurchase Date at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.

         (H) Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section
3.09 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

         (I) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a Default in the payment of the Fundamental Change Repurchase Price or accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change or a Default arising from the Company's failure to provide the applicable Fundamental Change Notice). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a Default in the payment of the Fundamental Change Repurchase Price or such accrued and unpaid interest).

         (J) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Fundamental Change is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

         (K) As used herein and in the Securities, a "Fundamental Change" shall be deemed to have occurred upon the occurrence, on or after the Issue Date, of either a "Change in Control" or a "Termination of Trading."

                  (i) A "Change in Control" shall be deemed to have occurred at such time as:

                           (a) any "person" or "group" (as such terms are used
                  for purposes of Sections 13(d) and 14(d) of the Exchange
                  Act), other than the Company, any Subsidiary, any employee benefit plan of the Company or any Principal or Related Party, acquires beneficial ownership (determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Voting Stock of the Company (such an event, an "Acquisition of Voting Control"); or

                           (b) any "person" or "group" (as such terms are used
                  for purposes of Sections 13(d) and 14(d) of the Exchange
                  Act), other than the Company, any Subsidiary or any employee benefit plan of the Company, acquires beneficial ownership (determined in accordance with Rule 13d-3 under the Exchange Act, directly or indirectly, of fifty-one percent (51%) or more of the aggregate outstanding shares of Common Stock; or

                           (c) there occurs a sale, transfer, lease,
                  conveyance or other disposition of all or substantially all of the property and assets of the Company to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (such an occurrence, a "Qualifying Asset Sale"); or

                           (d) the Company consolidates with, or merges with
                  or into, another person or any person consolidates with, or merges with or into, the Company, unless either:

                              (1) the persons that "beneficially owned" (as
                           such term is used in Rule 13d-3 under the Exchange
                           Act), directly or indirectly, the shares of the Common Stock or Class A Common Stock immediately prior to such consolidation or merger, "beneficially own," directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation's Voting Stock representing at least a majority of the total voting power of all outstanding classes of the Voting Stock of the surviving or continuing corporation; or

                              (2) at least ninety percent (90%) of the
                           consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights traded on a U.S. national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such consolidation or merger), and, as a result of such consolidation or merger, the Securities become convertible solely into such common stock, associated rights and cash for fractional shares

                  (any consolidation or merger described in this subsection
                  (d) that does not satisfy either of the conditions set forth in clause (1) or clause (2) above being referred to in this Indenture as a "Qualifying Business Combination"); or

                           (e) the following persons cease for any reason to
                  constitute a majority of the Board of Directors:

                           (A) individuals who on the Issue Date constituted
                  the Board of Directors;

                           (B) any new directors whose election to the Board
                  of Directors or whose nomination for election by the Company's stockholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; and

                           (C) any new directors elected by the Principal or
                  any Related Party and new directors whose election to the Board of Directors or whose nomination for election by the Company's stockholders was approved by at least a majority of the Board of Directors; or

                           (f) the Company is liquidated or dissolved or the
                  holders of the Company's Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

                  (ii) A "Termination of Trading" shall be deemed to occur if the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

                                  ARTICLE IV
                                   COVENANTS

Section 4.01   Payment Of Securities.

         The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture, which amounts, if payable hereunder in cash, shall be paid (A) in the case of a Security that is in global form, by wire transfer of immediately available funds to the account specified by the Holder hereof; or (B) in the case of a Security that is held, other than in global form, by a Holder who is the record holder of more than five million dollars ($5,000,000) aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if no such account is specified, or if such Security is held, other than in global form, by a Holder who is the record holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to such Holder's address shown in the register of the Registrar. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)).

         The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

Section 4.02   Maintenance Of Office Or Agency.

         The Company will maintain, or cause to be maintained, in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain, or cause to be maintained, an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

Section 4.03   Rule 144A Information And Annual Reports.

         (A) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, provided any of the Securities or shares of Common Stock issuable upon conversion thereof shall, at such time, constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon request, provide to any Holder, beneficial owner or prospective purchaser of Securities or shares of Common Stock issued upon conversion of any Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock issued upon conversion of any Securities pursuant to Rule 144A.

         (B) The Company shall, to the extent required to comply with TIA
Section 314(a), deliver to the Trustee, within thirty (30) calendar days after the Company files such annual reports, information, documents and other reports with the SEC, copies of the Company's annual reports (which shall contain audited financial statements of the Company) and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC. The Company also shall comply with the other provisions of TIA Section 314(a) and shall furnish to the Trustee copies of any other financial reports that the Company furnishes to its stockholders generally.

Section 4.04   Compliance Certificate.

         The Company shall deliver to the Trustee, within one hundred and twenty (120) calendar days after the end of each fiscal year of the Company, an Officer's Certificate stating whether or not the signatory to such Officer's Certificate has actual knowledge of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If such signatory does know of any such Default or Event of Default, then such certificate shall describe such Default or Event of Default and its status.

Section 4.05   Stay, Extension And Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06   Corporate Existence.

         Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents; provided, that the Company may consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property and assets of the Company to, any Person in accordance with Section 5.01.

Section 4.07   Notice Of Default.

         In the event that any Default or Event of Default shall occur, the Company shall give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

Section 4.08   Limitation On Layering Indebtedness.

         The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Securities.

Section 4.09   Payment Of Additional Interest.

         If additional interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such additional interest that is payable, (ii) the reason why such additional interest is payable and
(iii) the date on which such additional interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such additional interest is payable. If the Company has paid additional interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 4.10   Payment Of Contingent Interest.

         If Contingent Interest is payable pursuant to paragraph 1 of the Security, the Company shall furnish to the Trustee an Officer's Certificate to that effect, stating (i) the amount of such Contingent Interest per $1,000 principal amount of the Securities that is payable, (ii) the facts and calculations supporting the determination of such amount and (iii) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives such Officer's Certificate, the Trustee may conclusively presume without inquiry that no Contingent Interest is payable.

                                  ARTICLE V
                                  SUCCESSORS

Section 5.01   When Company May Merge, Etc.

         The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property and assets of the Company to, another person, whether in a single transaction or series of related transactions, unless:

         (A) either:

                  (i) such transaction or series of related transactions shall be a merger or consolidation where the Company shall be the surviving corporation; or

                  (ii) the surviving, resulting or transferee person (if other than the Company) both (a) is a corporation, limited liability company or other business entity organized and existing under the laws of the United States, any State thereof or the District of Columbia; and (b) assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and

         (B) immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall exist.

         The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer's Certificate to the foregoing effect and, if requested by the Trustee, an Opinion of Counsel (which may rely upon (i) such Officer's Certificate as to the absence of Defaults and Events of Default and as to factual matters and (ii) a certificate of the appropriate official of the jurisdiction in which any such surviving, resulting or transferee person is organized certifying that such person is a corporation organized in such jurisdiction) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Article V.

Section 5.02   Successor Substituted.

         Upon any consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property and assets of the Company, the successor person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

                                  ARTICLE VI
                             DEFAULTS AND REMEDIES

Section 6.01   Events Of Default.

         An "Event of Default" occurs if:

         (A) the Company fails to pay the principal of any Security when the same becomes due and payable, whether at maturity, upon Redemption, on an Option Purchase Date with respect to a Purchase at Holder's Option, on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change or otherwise, whether or not such payment is prohibited by
Article XI;

         (B) the Company fails to pay an installment of interest or additional interest, if any, on any Security when due, if such failure continues for thirty (30) days after the date when due, whether or not such payment is prohibited by Article XI;

         (C) the Company fails to deliver the Principal Return, the Net Share Amount or any cash in lieu of fractional shares, as the case may be, upon conversion of Securities within the time period required by this Indenture, and such failure continues for a period of five (5) days;

         (D) the Company fails to timely provide a Fundamental Change Notice or an Option Purchase Notice, as required by the provisions of this Indenture;

         (E) the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure is not cured within sixty (60) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in the aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

         (F) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness for money borrowed in the aggregate principal amount then outstanding of ten million dollars ($10,000,000) or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within sixty (60) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in the aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

         (G) the Company or any of its Subsidiaries fails to pay final and non-appealable judgments, the aggregate uninsured portion of which is at least ten million dollars ($10,000,000), and such judgments are not paid or discharged within sixty (60) days;

         (H) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property and assets, or

                  (iv) makes a general assignment for the benefit of its creditors; or

         (I) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

                  (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

                  (iii) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (i), (ii) and (iii) of this Section 6.01(I), the order or decree remains unstayed and in effect for at least ninety (90) consecutive days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         The notice specified in clause (E) above must specify the applicable Default, must demand that it be remedied and must state that such notice is a "Notice of Default." If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases.

Section 6.02   Acceleration.

         If an Event of Default (excluding an Event of Default specified in Section 6.01(H) or (I) with respect to the Company (but including an Event of Default specified in Section 6.01(H) or (I) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) has occurred and is continuing, the Trustee by notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal of and any accrued and unpaid interest, including additional interest, if any, on all Securities to be immediately due and payable. Upon such declaration, the principal of and any accrued and unpaid interest, including additional interest, if any, on all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(H) or (I) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(H) or (I) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest, including additional interest, if any, on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Trustee, may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any governmental or court order or decree, (B) all existing Events of Default, except the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 have been paid.

Section 6.03   Other Remedies.

         Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

Section 6.04   Waiver Of Past Defaults.

         Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of principal of, or premium, if any, or interest or additional interest, if any, on, any Security or in the payment of the Redemption Price, the Option Purchase Price or the Fundamental Change Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided, upon Redemption Purchase at Holder's Option or Repurchase Upon Fundamental Change), (B) a Default or Event of Default arising from a failure by the Company to deliver the Principal Return, the Net Share Amount or any cash in lieu of fractional shares, as the case may be, upon conversion of Securities within the time period required by this Indenture or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under
Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases to exist for every purpose of this Indenture; provided, however, that no waiver of a Default or Event of Default shall extend to any subsequent or other Default or Event of Default or impair any consequent right. This Section 6.04 shall be in lieu of TIA Section 316(a)(1)(B), and, as permitted by the TIA, TIA Section 316(a)(1)(B) is hereby expressly excluded from this Indenture.

Section 6.05   Control By Majority.

         The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability or expense unless the Trustee is offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities that the Trustee may incur to comply with such request or demand; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 6.05 shall be in lieu of TIA
Section 316(a)(1)(A), and, as permitted by the TIA, TIA Section 316(a)(1)(A) is hereby expressly excluded from this Indenture.

Section 6.06   Limitation On Suits.

         Except as provided in Section 6.07, a Securityholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

         (A) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (B) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

         (C) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

         (D) the Trustee does not comply with the request within sixty (60) days after receipt of notice, the request and the offer of indemnity; and

         (E) during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.07   Rights Of Holders To Receive Payment And To Convert Securities.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of the right to convert the Security in accordance with this Indenture shall not be impaired or affected without the consent of the Holder.

Section 6.08   Collection Suit By Trustee.

         If an Event of Default specified in Section 6.01(A) or (B) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest, and for a further amount as shall be sufficient to cover the costs and expenses of obtaining such judgment, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09   Trustee May File Proofs Of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

         The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10   Priorities.

         Any money collected by the Trustee pursuant to this Article VI, and, after an Event of Default, any money or other property distributable in respect of the Company's obligations under this Indenture, shall be paid in the following order:

         First: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;

         Second: to the holders of Senior Indebtedness to the extent required by Article XI;

         Third: to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

         Fourth:      to the Company.


         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section 6.10.

Section 6.11   Undertaking For Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

                                 ARTICLE VII
                                    TRUSTEE

Section 7.01   Duties Of Trustee.

         (A) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (B) Except during the continuance of an Event of Default:

                  (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no other duties, and no implied covenants or obligations, shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (C) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this Section 7.01(C) shall not be construed to limit the effect of Sections 7.01(B) and 7.01(D);

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (D) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (E) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

         (F) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02   Rights Of Trustee.

         (A) Subject to Section 7.01, the Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

         (B) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

         (C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order.

         (D) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (E) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

         (F) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

         (G) Except as otherwise provided in Section 7.01(A), the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be charged with knowledge or be deemed to have notice of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.01(A) or (B), if and so long as the Trustee is acting as Paying Agent, or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification at the Corporate Trust Office of the Trustee from the Company, any other obligor on the Securities or from any Holder of such Securities, and such notice references the Securities and this Indenture. Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.04 and 4.07) is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officer's Certificates).

         (H) The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         (I) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

         (J) The Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         (K) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

         (L) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable request to examine the books, records and premises of the Company, personally or by agent or attorney.

Section 7.03   Individual Rights Of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Security Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

Section 7.04   Trustee's Disclaimer.

         The Trustee makes no representation as to and shall have no responsibility for the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use or application by the Company of the proceeds to the Company from the Securities; and it shall not be responsible for the correctness of any recital contained herein or for any statement in the Securities other than its certificate of authentication.

Section 7.05   Notice Of Defaults.

         If a Default or Event of Default occurs and is continuing and the Trustee has received notice of such Default or Event of Default pursuant to the provisions of this Indenture, then the Trustee, unless such Default or Event of Default has been cured or waived, shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after it occurs or, if later, within fifteen (15) Business Days after the date the Trustee receives such notice; provided, however, that except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of the Holders.

Section 7.06   Reports By Trustee To Holders.

         Within sixty (60) days after each September 15, beginning with September 15, 2005, the Trustee shall mail to each Securityholder, if required by TIA Section 313(a), a brief report dated as of such September 15 that is mailed to Holders in compliance with TIA Section 313(c). The Trustee also shall comply with TIA Section 313(b). Any reports required by this Section
7.06 shall be transmitted by mail to Securityholders pursuant to TIA Section 313(c)

         A copy of each report at the time of its mailing to Securityholders shall be mailed by first class mail to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

Section 7.07   Compensation And Indemnity.

         The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses (including the reasonable fees and expenses of counsel) of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification; provided, however, that any failure so to notify the Company shall not affect such indemnity obligations of the Company. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's gross negligence or willful misconduct.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

         The payment, reimbursement and indemnity obligations of the Company with respect to the Trustee and the lien provided for in this Section 7.07 shall survive any resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination for any reason of this Indenture.

         Without prejudice to its rights hereunder and in addition thereto, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(H) or (I) occurs, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         For purposes of this Section 7.07, the "Trustee" shall include any predecessor Trustee; provided, however, that the gross negligence, negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08   Replacement Of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

                  (i) the Trustee fails to comply with Section 7.10;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

         If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee, or the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office.

         If the Trustee fails to comply with Section 7.10, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

Section 7.09   Successor Trustee By Merger, Etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee, if such successor Person is otherwise eligible hereunder.

Section 7.10   Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any State or Territory thereof or under the laws of the District of Columbia or a corporation or other Person permitted by the SEC to act as trustee, which Trustee (A) is authorized under such laws to exercise corporate trustee power, (B) is subject to supervision or examination by federal or state authorities and (C) has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b). Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 7.11   Preferential Collection Of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 ARTICLE VIII
                            DISCHARGE OF INDENTURE

Section 8.01   Termination Of The Obligations Of The Company.

         This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section
2.07 hereof) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have been called for Redemption or have become due and payable, or when the Securities will become due and payable within one year, in each case whether at their scheduled maturity or upon Purchase at Holder's Option or Repurchase Upon Fundamental Change, and in any such case the Company irrevocably deposits, on or prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash or non-callable Government Securities, or a combination thereof, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section
2.07 hereof) on the Maturity Date or in connection with an Option Purchase Date, Redemption Date or Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which may rely upon such Officer's Certificate as to the absence of Defaults and Events of Default and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.15, 2.16, 2.17, 3.05, 3.08, 3.09, 4.02,
4.05, 7.07 and 7.08 and Articles VIII, X, XI and XII shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

Section 8.02   Application Of Trust Money.

         The Trustee shall hold in trust all money and other consideration deposited with it pursuant to Section 8.01 and shall apply the such deposited money and other consideration through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities. Money and other consideration so held in trust is subject to the Trustee's rights under
Section 7.07.

Section 8.03   Repayment To Company.

         The Trustee and the Paying Agent shall promptly pay to the Company upon the request of the Company, any excess money held by them at any time. Subject to applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the notes that remains unclaimed for two
(2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

Section 8.04   Reinstatement.

         If the Trustee or Paying Agent is unable to apply any money or other consideration in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money or other consideration in accordance with Sections 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE IX
                                  AMENDMENTS

Section 9.01   Without Consent Of Holders.

         The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any
Securityholder:

         (A) to comply with Sections 5.01 and 10.11 and, in accordance with
Section 10.14(F), to give effect to an election, pursuant to such Section 10.14(F), by the Company to make an Acquirer Stock Conversion Right Adjustment with respect to a Public Acquirer Fundamental Change;

         (B) to make any changes or modifications to this Indenture necessary in connection with the registration of the public offer and sale of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of this Indenture under the TIA;

         (C) to secure the obligations of the Company in respect of the Securities;

         (D) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company;

         (E) to make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

         (F) to add additional events which shall constitute an Event of Default hereunder;

         (G) to provide for a successor Trustee in accordance herewith; and

         (H) to conform the text of this Indenture or the Securities to any provision of the section of the Offering Memorandum entitled "Description of notes."

         In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not individually or in the aggregate adversely affect the rights of any Holder in any material respect; provided, that the Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to whether any such cure does not individually or in the aggregate adversely affect the rights of any Holder in any material respect.

Section 9.02   With Consent Of Holders.

         The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

         (A) change the stated maturity of the principal of, or the payment date of any installment of interest or any premium on, any Security;

         (B) reduce the principal amount of, or any premium, interest or additional interest on, any Security;

         (C) change the place or currency of payment of principal of, or any premium, interest or additional interest on, any Security;

         (D) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

         (E) modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Article III to require the Company to purchase Securities on an Option Purchase Date or to repurchase Securities upon the occurrence of a Fundamental Change;

         (F) modify the provisions of Article XI in a manner adverse to Holder;

         (G) adversely affect the right of Holders to convert Securities in accordance with Article X;

         (H) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

         (I) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default; or

         (J) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder.

         Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03   Compliance With Trust Indenture Act.

         Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.04   Revocation And Effect Of Consents.

         If the Company shall solicit from the Holders a consent to any amendment or supplement to the Indenture or any waiver hereunder, in each case in accordance herewith, the Company may, but shall not be obligated to, establish, by Board Resolution and delivery of an Officer's Certificate to the Trustee, a record date for the purpose of determining the Holders of record entitled to give such consent; provided, however, that (i) such record date shall not be more than fifteen (15) days prior to the first solicitation of such consent, and (ii) at least fifteen (15) days prior to such record date, the Company shall, in accordance with Section 11.02, mail, or cause to be mailed, by first class mail a notice of such record date to each Holder and shall publicly disseminate a press release through a reputable national newswire service, disclosing such record date. If a record date is so fixed in accordance herewith, then (A) only the Holders of record at 5:00 p.m., New York City time, on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have consented to such amendment, supplement or waiver, and for that purpose the outstanding Securities shall be computed as of such record date; and (B) those persons who were Holders as of 5:00 p.m., New York City time, on such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not any such person continues to be a Holder after such record date; provided, however, that no such consent by the Holders on such record date shall be effective unless the applicable amendment, supplement or waiver shall become effective pursuant to the provisions hereof no later than six (6) months after such record date. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder (including subsequent Holders), unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder or a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing or in the case of Securities evidenced by a Global Security, by any electronic transmission or other message, whether or not in written format, that complies with the Applicable Procedures; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         The ownership of Securities shall be proved by the register maintained by the Registrar.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         Nothing in this Section 9.04 shall impair the Company's rights pursuant Section 9.01(i) to amend this Indenture or the Securities without the consent of any Securityholder in the manner set forth in, and permitted by, such Section 9.01(i).

Section 9.05   Notation On Or Exchange Of Securities.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.06   Trustee Protected.

         The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article IX; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article IX that adversely affects the Trustee's rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officer's Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.

Section 9.07   Effect of Supplemental Indentures.

         Upon the due execution and delivery of any supplemental indenture in accordance with this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Sections 9.02 and 9.04, every Holder of Securities shall be bound thereby.

                                  ARTICLE X
                                  CONVERSION

Section 10.01  Conversion Privilege; Restrictive Legends.

         (A) Subject to the provisions of Sections 3.04, 3.07, 3.08 and 3.09, the Securities shall be convertible into cash and, if applicable, shares of Common Stock in accordance with this Article X and as set forth below if any of the following conditions are satisfied:

                  (i) Conversion Based on Closing Sale Price of Common Stock. The Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock on any Business Day of a fiscal quarter after the fiscal quarter ending March 31, 2005 (and only during that fiscal quarter), if the Closing Sale Price for each of twenty (20) or more consecutive Trading Days in a period of thirty
         (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter exceeds one hundred and thirty percent (130%) of the Conversion Price in effect as of that last Trading Day. Solely for purposes of determining whether the Securities shall have become convertible pursuant to this Section 10.01(A)(i), the Board of Directors shall, in its good faith determination make appropriate adjustments to the Closing Sale Prices and/or such Conversion Price used to determine whether the Securities shall have become convertible pursuant to this Section 10.01(A)(i) to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date (as defined in Section 10.05(g)) of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter.

                  (ii) Conversion Upon Satisfaction of Trading Price Condition. The Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock during the five (5) Business Day period after any five (5) consecutive Trading Day period (the "Note Measurement Period") in which the average Trading Price per $1,000 principal amount of the Securities over the Note Measurement Period was equal to or less than ninety five percent (95%) of the average Conversion Value (as defined below) during the Note Measurement Period (such condition, the "Trading Price Condition"). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety five percent (95%) of the product of the Closing Sale Price and the Conversion Rate. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the "Conversion Value" per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

                  (iii) Conversion Based on Redemption. A Security, or portion of a Security, which has been called for Redemption pursuant to paragraph 6 of the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock; provided, however, that such Security or portion thereof may be surrendered for conversion pursuant to this paragraph only until 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date.

                  (iv) Conversion Upon Certain Distributions. If the Company takes any action that would require an adjustment to the Conversion Rate pursuant to Sections 10.05(B), 10.05(C), provided, that, with regard to Section 10.05(C), such dividend or distribution has a per share value exceeding ten percent (10%) of the price per share of Common Stock on the Trading Day immediately preceding the date that such dividend or distribution was first publicly announced, 10.05(D) or 10.05(E), provided that, with regard to Sections 10.05(D) and 10.05(E), such distribution has a per share value exceeding ten percent (10%) of the price per share of the Common Stock on the Trading Day immediately preceding the date that such distribution was first publicly announced, the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock beginning on the date the Company mails the notice to the Holders as provided in Section 10.10 (or, if earlier, the date the Company is required to mail such notice) and at any time thereafter until the earlier of the close of business on the Business Day immediately preceding the Ex Date of the applicable transaction and the date the Company announces that such transaction will not take place.

                  (v) Conversion Upon Occurrence of Certain Corporate Transactions. If either (i) the Company is a party to a consolidation, merger or binding share exchange pursuant to which all of the Common Stock would be converted into cash, securities or other property or (ii) a Fundamental Change shall have occurred, then, in each case, the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock at any time on or before the 30th day after the date the Company announces such consolidation, merger, binding share exchange or Fundamental Change has occurred (which the Company shall disclose in the written notice and public announcement referred to in Section 10.01(C)).

         (B) The initial Conversion Rate shall be 58.7648 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with Sections 10.05 through 10.11.

         (C) Whenever any event described in Section 10.01 shall occur which shall cause the Securities to become convertible as provided in this Article X, the Company shall promptly deliver, in accordance with Section 13.02, written notice of the convertibility of the Securities to the Trustee and each Holder and shall, as soon as practicable publicly announce that the Securities have become convertible. Such written notice and public announcement shall include:

                  (i) a description of such event;

                  (ii) a description of the periods during which the Securities shall be convertible as provided in this Article X as a result of such event;

                  (iii) whether Make-Whole Consideration shall be payable upon conversion of the Securities in connection with such event and, if so, the form and amount of consideration in which such Make-Whole Consideration shall be paid; and

                  (iv) the procedures Holders must follow to convert their notes in accordance with this Article X, including the name and address of the Conversion Agent.

         (D) Subject to the restrictions set forth in Section 2.02, a Holder may convert a portion of the principal amount of such Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

         (E) Any shares of Common Stock that are issued upon conversion of a Security shall bear the Private Placement Legend until the earlier of the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof).

Section 10.02  Conversion Procedure And Payment Upon Conversion.

         (A) To convert a Security, a Holder must satisfy the requirements of paragraph 10 of the Securities. Upon conversion of a Holder's Security, the Company shall deliver, through the Conversion Agent, the following to such
Holder:

                  (i) an amount (the "Principal Return") in cash equal to the lesser of (1) the aggregate Net Share Settlement Conversion Value of such Security and (2) the aggregate principal amount of such Security;

                  (ii) if the aggregate Net Share Settlement Conversion Value of such Security is greater than the Principal Return of such Security (the excess, if any, of such Net Share Settlement Conversion Value over such Principal Return being herein referred to as the "Net Share Amount"), a certificate for a number of shares of Common Stock (the "Net Shares") equal to a fraction whose numerator is the Net Share Amount for such Security and whose denominator is Ten-Day Weighted Average Price Per Share; provided, however, that the Company shall not issue fractional shares of Common Stock and shall instead deliver cash (in addition to any consideration otherwise payable upon such conversion) in an amount equal to the value of such fraction computed on the basis of such Ten-Day Weighted Average Price Per Share; and

                  (iii) if a Make-Whole Fundamental Change occurs and such Security is surrendered for conversion at any time on or before the 30th day after the date the Company announces the Make-Whole Fundamental Change has occurred (which the Company shall disclose in the written notice and public announcement referred to in Section 10.01(C)), in addition to the Principal Return and any Net Share Amount receivable upon conversion, a Holder shall receive upon such conversion Make-Whole Consideration, as determined in accordance with, and in the manner and form as set forth in, Section 10.14(A).

         The Company shall deliver such Principal Return and, if applicable, such Net Shares as soon as practicable following the date (the "Conversion Date") on which such Holder satisfies all the requirements for such conversion specified in paragraph 10 of the Securities, but in no event more than five
(5) Business Days after the applicable Conversion Value Determination Date. The Company shall deliver any such Make-Whole Consideration within the time period specified in Section 10.14(D).

         (B) The "Net Share Settlement Conversion Value" per $1,000 aggregate principal amount of a Security to be converted pursuant to this Article X, shall mean the product of:

                  (i) the Conversion Rate in effect at the time such Security is tendered for conversion; and

                  (ii) the average of the daily Volume-Weighted Average Price (as defined below) per share of Common Stock for each of the ten (10) consecutive Trading Days beginning on the second Trading Day immediately following the day such Security is so tendered for conversion (the "Ten-Day Weighted Average Price Per Share," and, the last Trading Day of such ten (10) consecutive Trading Days, the "Conversion Value Determination Date");

provided, however, that the Board of Directors shall, in its good faith determination, make appropriate adjustments to the Net Share Settlement Conversion Value to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time from, and including, the date such Security is so tendered for conversion to, and including, the date that the consideration payable upon conversion pursuant hereto is delivered in accordance herewith. The Company shall, no later than the applicable Conversion Value Determination Date, calculate the Net Share Settlement Conversion Value of a Security to be converted.

         The "Volume-Weighted Average Price" per share of Common Stock on any Trading Day shall mean the volume-weighted average price per share of Common Stock on the New York Stock Exchange or, if the Common Stock shall not be listed on the New York Stock Exchange, on the principal exchange or over-the-counter market on which the Common Stock shall then be listed or traded in all cases, from 9:30 a.m. to 4:30 p.m., New York City time, on such Trading Day as displayed by Bloomberg or such other comparable service that has replaced Bloomberg; provided, however, that if such volume-weighted average price shall not be available, then the Board of Directors shall in good faith determine the amount to be used as the Volume-Weighted Average Price for purposes hereof.

         (C) The amount of cash paid upon conversion of the Securities shall not exceed the aggregate principal amount of the Securities issued. If a Holder converts Securities in connection with a Make-Whole Fundamental Change, the Conversion Rate applicable to such Securities shall be increased in accordance with Section 10.14. In addition, the Company shall not issue fractional shares of Common Stock upon conversion of Securities and instead shall pay the cash adjustment for fractional shares described in this Section 10.02.

         (D) On and after the Conversion Date of a Security, the person in whose name any certificate representing Net Shares, if any, is to be registered shall be treated as a stockholder of record of the Company, and all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein. A Holder of Securities is not entitled, as such, to any rights of a holder of Common Stock until such Holder has converted its Securities into shares of Common Stock (to the extent such Securities are convertible into Shares of Common Stock) or is deemed to be a stockholder of record of the Company, as provided in this Section 10.02(D).

         (E) Except as provided in the Securities or in this Article X, no payment or adjustment shall be made for accrued interest on, or contingent interest or additional interest with respect to, a converted Security or for dividends on any Common Stock issued on or prior to conversion. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required if such Security is called for Redemption pursuant to Section 3.04 and paragraphs 6 and 7 of the Securities; provided further, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to
Section 2.12 (it being understood that nothing in this Section 10.02(E) shall affect the Company's obligations under Section 2.12).

         (F) If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.

         (G) Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

         (H) If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

         (I) Once given, a Conversion Notice may not be rescinded.

Section 10.03  Taxes On Conversion.

         If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder's name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder's name until the Conversion Agent receives a sum sufficient to pay any tax or duty which shall be due because such shares are to be issued in a name other than such Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 10.04  Company To Provide Stock.

         The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities into shares of Common Stock. The Company shall deliver the shares of Common Stock due upon conversion of a Global Security in accordance with the Depositary's customary practices.

         All shares of Common Stock that may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

Section 10.05  Adjustment Of Conversion Rate.

         The Conversion Rate shall be subject to adjustment from time to time as follows:

         (A) In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to close of business on the record date or effective date, as applicable, of such dividend, distribution, subdivision or combination by the number of shares of Common Stock which a person who owns only one share of Common Stock immediately before the record date or effective date, as applicable, of such dividend, distribution, subdivision or combination and who is entitled to participate in such dividend, distribution, subdivision or combination would own immediately after giving effect to such dividend, distribution, subdivision or combination (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision or combination not to issue fractional shares of Common Stock). Subject to Section 10.06, any adjustment made pursuant to this
Section 10.05(A) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

         (B) In case the Company shall issue rights or warrants to all or substantially all holders of Common Stock, entitling them, for a period expiring not more than sixty (60) days immediately following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the current market price (as determined pursuant to
Section 10.05(G)) of Common Stock on the last Trading Day preceding the declaration date for such distribution (the "Declaration Date") of such rights or warrants, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to such declaration date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Common Stock outstanding at the close of business on such declaration date and (II) the aggregate number of shares (the "Underlying Shares") of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise), and (B) the denominator shall be the sum of (I) number of shares of Common Stock outstanding at the close of business on such declaration date and (II) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price. Such increase shall become effective immediately prior to the opening of business on the day following such record date. In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(B).

         (C) In case the Company shall dividend or distribute to all or substantially all holders of Common Stock shares of Capital Stock of the Company (other than Common Stock), evidences of Indebtedness or other assets (other than dividends or distributions requiring an adjustment to the Conversion Rate in accordance with Sections 10.05(D), or 10.05(E)), or shall dividend or distribute to all or substantially all holders of Common Stock rights or warrants to subscribe for or purchase securities (other than dividends or distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 10.05(B)), then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the current market price of Common Stock (as determined pursuant to Section 10.05(G)) on such record date and (B) the denominator shall be an amount equal to (I) such current market price less (II) the fair market value (as determined in good faith by the Board of Directors), on such record date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, rights and warrants to be dividended or distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date; provided, however, that if such denominator is equal to or less than zero, then, in lieu of the foregoing adjustment to the Conversion Rate, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of its Securities, in addition to any consideration otherwise payable as herein provided upon such conversion, an amount, per $1,000 principal amount of such Securities, of shares of Capital Stock, evidences of Indebtedness, assets, rights and/or warrants that a person that owns, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect at the close of business on such record date would have received as a result of such dividend or distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with
Section 10.05(B)) (collectively, "Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this
Section 10.05(C), make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) on or after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to any consideration otherwise payable as herein provided upon such conversion, a number of Rights, per $1,000 principal amount of such Security, to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the Conversion Rate in effect at the close of business on such record date (or, in the event such distribution is pursuant to a stockholders' rights plan, equal to the number of Net Shares that would be issuable in accordance herewith if such Security were surrendered for conversion immediately before the close of business on such record date) would be entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Distribution Date (or, in the event such distribution is pursuant to a stockholders' rights plan, equal to the number of Net Shares that would be issuable in accordance herewith if such Security were surrendered for conversion immediately before the close of business on the Business Day immediately preceding the Distribution Date) would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights. Any distribution of rights or warrants pursuant to a stockholders' rights plan complying with the requirements set forth in the preceding sentence of this paragraph and with Section 10.13 shall not constitute a distribution of rights or warrants pursuant to this Section 10.05(C). In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(C).

         (D) In case the Company shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to Section 10.05(E)) to all or substantially all holders of Common Stock, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to such distribution by a fraction (A) whose numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 10.05(G)) on such record date and (B) whose denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the amount of the distribution per share of Common Stock; provided, however, that the Conversion Rate shall not be adjusted pursuant to this Section 10.05(d) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than one cent ($0.01); provided further that, if the denominator of such fraction shall be equal to or less than zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to one cent ($0.01). An adjustment to the Conversion Rate pursuant to this Section 10.05(D) shall become effective immediately prior to the opening of business on the day immediately following such record date. In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(D).

         (E) In case the Company or any Subsidiary shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the "Aggregate Amount") expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the "Purchased Shares") exceeds the current market price per share of Common Stock (as determined pursuant to Section 10.05(G)) on the last date (such last date, the "Expiration Date") on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the current market price per share of Common Stock (as determined pursuant to Section 10.05(G)) on the Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the "Expiration Time") at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) the current market price per share of Common Stock on the Expiration Date.

         An increase, if any, to the Conversion Rate pursuant to this Section 10.05(E) shall become effective immediately prior to the opening of business on the Business Day following the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 10.05(E) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.05(E).

         (F) In addition to the foregoing adjustments in subsections (A), (B),
(C), (D), and (E) above, the Company, from time to time and to the extent permitted by law, may increase the Conversion Rate by any amount for a period of at least twenty (20) days or such longer period as may be required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder's address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

         (G) For the purpose of any computation under subsections (A), (C) or
(D) above of this Section 10.05, the current market price per share of Common Stock on the date fixed for determination of the stockholders entitled to receive the issuance or distribution requiring such computation (the "Determination Date") shall be deemed to be the average of the Closing Sale Prices for the ten (10) consecutive Trading Days ending on the earlier of the day of determination and the day immediately preceding the Ex Date with respect to the distribution requiring such computation; for the purpose of any computation under Section 10.05(B), the current market price per share of Common Stock on the Declaration Date requiring such computation shall be deemed to be the average of the Closing Sale Prices for the ten (10) consecutive Trading Days immediately preceding the Declaration Date; and for the purpose of any computation under Section 10.05(E), the current market price per share of Common Stock on the Expiration Date for the tender offer or exchange offer requiring such computation shall be deemed to be the average of the Closing Sale Price for the ten (10) consecutive Trading Days immediately preceding the Expiration Date; provided, however, that (i) if the Ex Date for any event (other than the event requiring such computation) that requires an adjustment to the Conversion Rate pursuant to subsection (A), (B), (C), (D) or
(E) above occurs on or after the tenth (10th) Trading Day prior to the Determination Date, the Declaration Date or the Expiration Date, whichever is applicable, and prior to the Ex Date for the issuance or distribution requiring such computation, the Closing Sale Price for each Trading Day prior to the Ex Date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event, (ii) if the Ex Date for any event (other than the event requiring such computation) that requires an adjustment to the Conversion Rate pursuant to subsection (A),
(B), (C), (D), or (E) above occurs on or after the Ex Date for the issuance or distribution requiring such computation and on or prior to the Determination Date, the Declaration Date or the Expiration Date, whichever is applicable, the Closing Sale Price for each Trading Day on and after the Ex Date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event, and (iii) if the Ex Date for the event requiring such computation is on or prior to the Determination Date, the Declaration Date or the Expiration Date, whichever is applicable, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Sale Price for each Trading Day on and after such Ex Date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for the purposes of this
Section 10.05, whose determination shall be conclusive and set forth in a Resolution of the Board of Directors) of the evidences of Indebtedness, shares of Capital Stock or other securities or assets or cash being distributed (in the event requiring such computation) applicable to one share of Common Stock as of the close of business on the day before such Ex Date.

         The term "Ex Date," (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

         (H) Notwithstanding anything herein to the contrary, the Company may not increase the Conversion Rate above 76.3942 shares per $1,000 principal amount of Securities (the "Maximum Conversion Rate") pursuant to the events described in subsection (B), (C), (D), (E) or (F) of this Section 10.05 or
Section 10.14. The Company shall adjust this Maximum Conversion Rate in the same manner as the Company adjusts the Conversion Rate for stock splits and combinations, stock dividends, reclassifications and similar events pursuant to subsection (a) of this Section 10.05.

Section 10.06  No Adjustment.

         No adjustment in the Conversion Rate shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this Section 10.06 are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate. All calculations under this Article X shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be.

         No adjustment to the Conversion Rate need be made for a transaction referred to in this Article X if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

Section 10.07  Other Adjustments.

         If any rights, options or warrants issued by the Company and requiring an adjustment to the Conversion Rate in accordance with Section
10.05 are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate shall not be adjusted as provided in Section 10.05 until the earliest of such triggering event occurs. If any rights, options or warrants issued by the Company and requiring an adjustment to the Conversion Rate in accordance with Section 10.05 shall expire or terminate without the exercise of such rights, options or warrants, the Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

         If any dividend or distribution is declared and the Conversion Rate is adjusted pursuant to Section 10.05 on account of such dividend or distribution, but such dividend or distribution is thereafter not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect had such dividend or distribution not been declared.

         In the event that, as a result of an adjustment made pursuant to
Section 10.05 hereof, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this
Article X.

Section 10.08  Adjustments For Tax Purposes.

         The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.05 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders shall not be taxable to the recipients thereof.

Section 10.09  Notice Of Adjustment.

         Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officer's Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 10.10  Notice Of Certain Transactions.

         In the event that:

         (1) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

         (2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.11, or

         (3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar's books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 10.10. The Company shall mail such notice at least twenty (20) days before such date (or, in the case of an event described in Section 10.05(D) or Section 10.05(E), as soon as practicable); however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or
(3) of this Section 10.10.

Section 10.11 Effect Of Reclassifications, Consolidations, Mergers, Binding Share Exchanges Or Sales On Conversion Privilege.

         If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property and assets of the Company, then the Company or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) (collectively, "Reference Property") receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of a number of shares of Common Stock equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Security and the Conversion Rate in effect immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, assuming that such Holder would not have exercised any rights of election that such Holder would have had as a holder of Common Stock to select a particular type of consideration; provided, however, that after at the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Principal Return payable hereunder upon conversion of such Security shall continue to be payable in cash and the Net Share Settlement Conversion Value shall be calculated based on the fair value of the Reference Property. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this
Article X. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to Section 10.05(C) or
Section 10.13, to receive Rights upon conversion of a Security. If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing. The provision of this Section 10.11 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

         In the event the Company shall execute a supplemental indenture pursuant to this Section 10.11, the Company shall promptly file with the Trustee an Officer's Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

Section 10.12  Trustee's Disclaimer.

         The Trustee and any Security Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Price or determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein, or in any supplemental indenture, in making the same and shall be protected in relying upon an Officer's Certificate with respect to the same. Neither the Trustee nor any Security Agent shall be accountable with respect to the validity or value (of the kind or amount) of any shares of Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any Security Agent makes any representation with respect thereto. Neither the Trustee nor any Security Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock or share certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee and any Security Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this
Article X. Without limiting the generality of the foregoing, neither the Trustee nor any Security Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.11 relating either to the kind or amount of shares of stock or securities or other property and assets (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 10.11 or to any adjustment to be made to the Conversion Rate in connection therewith, but, subject to the provisions of
Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor any Security Agent (except for the Bid Solicitation Agent in respect of the determination of the Trading Price as and to the extent provided in Section 10.01) shall be responsible for determining whether any event contemplated by Section 10.01 has occurred which makes the Securities eligible for conversion until the Company has delivered to the Trustee and any Security Agent an Officer's Certificate stating that such event has occurred, on which Certificate the Trustee and any such Security Agent may conclusively rely, and the Company agrees to deliver such Officer's Certificate to the Trustee and any such Security Agent immediately after the occurrence of any such event.

         The Trustee has no duty to determine when an adjustment under this
Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officer's Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.09 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article X.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officer's Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof.

Section 10.13  Rights Distributions Pursuant To Stockholders' Rights Plans.

         Upon conversion of any Security or a portion thereof, the Company shall make provision for the Holder thereof to receive, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such conversion on, the rights described in any stockholders' rights plan the Company may have in effect at such time (whether or not the rights have been separated from the Common Stock prior to the time of conversion). In the event that the Company implements a stockholders' rights plan after the date hereof, the Company shall provide that the Holders shall receive upon conversion of their Securities, in addition to the consideration otherwise payable hereunder upon such conversion, the rights described therein (whether or not the rights have been separated from the Common Stock prior to the time of conversion).

Section 10.14 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection With Make-Whole Fundamental Changes.

         (A) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article X, at any time on or before the 30th day after the date we announce a Make-Whole Fundamental Change has occurred (which the Company shall disclose in the written notice, public announcement and publication referred to in Section 10.14(E)) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.14, otherwise apply to such Security pursuant to this Article X, plus an amount equal to the Make-Whole Conversion Rate Adjustment; provided, however, that such increase to the Conversion Rate shall not apply if either:

                  (i) such Make-Whole Fundamental Change constitutes a Public Acquirer Fundamental Change with respect to which the Company shall have duly made, and given full effect to, an election, pursuant to and in accordance with Section 10.14(F), to make an Acquirer Stock Conversion Right Adjustment; or

                  (ii) such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

         The additional consideration payable hereunder on account of any Make-Whole Conversion Rate Adjustment with respect to a Security surrendered for conversion is herein referred to as the "Make-Whole Consideration."

         For the avoidance of doubt, a Make-Whole Conversion Rate Adjustment or payment of Make-Whole Consideration provided for in this Section 10.14 shall be made only with respect to the Securities being converted in connection with the applicable Make-Whole Fundamental Change and shall not be effective as to any Securities not so converted.

         (B) As used herein, "Make-Whole Conversion Rate Adjustment" shall mean, with respect to each Make-Whole Fundamental Change and each applicable Security, an amount equal to a fraction whose numerator is the product of the Applicable Increase and the principal amount of such Security to be converted and whose denominator is one thousand dollars ($1,000). As used herein, "Applicable Increase" shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the effective date of such Make-Whole Fundamental Change (the "Effective Date") and the Applicable Price of such Make-Whole Fundamental Change:


                                               Applicable Increase
                                   (per $1,000 principal amount of Securities)

                                                     Effective date
  Applicable       March        March       March        March        March        March       March        March
    price        10, 2005     15, 2006     15, 2007    15, 2008     15, 2009     15, 2010     15, 2011    15, 2012

$13.09.....        20.40        20.62        19.81       18.98        18.22        18.17        18.37        0.00
$15.00.....        15.85        15.83        14.84       13.70        12.36        11.40        11.18        0.00
$17.50.....        11.80        11.64        10.56        9.25         7.53         5.36         5.12        0.00
$20.00.....         9.08         8.86         7.80        6.48         4.70         1.27         1.24        0.00
$22.50.....         7.18         6.94         5.94        4.71         3.03         0.00         0.00        0.00
$25.00.....         5.79         5.57         4.66        3.54         2.06         0.00         0.00        0.00
$27.50.....         4.76         4.57         3.75        2.75         1.48         0.00         0.00        0.00
$30.00.....         3.97         3.81         3.08        2.20         1.13         0.00         0.00        0.00
$32.50.....         3.35         3.22         2.57        1.81         0.92         0.00         0.00        0.00
$35.00.....         2.86         2.76         2.19        1.52         0.78         0.00         0.00        0.00
$37.50.....         2.47         2.39         1.88        1.31         0.68         0.00         0.00        0.00
$40.00.....         2.14         2.09         1.64        1.14         0.61         0.00         0.00        0.00
$42.50.....         1.87         1.84         1.44        1.01         0.56         0.00         0.00        0.00
$45.00.....         1.64         1.63         1.28        0.90         0.51         0.00         0.00        0.00
$47.50.....         1.44         1.46         1.14        0.81         0.47         0.00         0.00        0.00
$50.00.....         1.28         1.31         1.03        0.73         0.44         0.00         0.00        0.00
$52.50.....         1.13         1.17         0.93        0.67         0.41         0.00         0.00        0.00
$55.00.....         1.01         1.06         0.84        0.61         0.39         0.00         0.00        0.00


         provided, however, that:

                  (i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) prices listed in the table above under the column titled "Applicable Price," or if the actual Effective Date of such Make-Whole Fundamental Change is between two dates listed in the table above in the row immediately below the title "Effective Date," then the Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Applicable Increases set forth for such two prices, or for such two dates based on a three hundred and sixty five
         (365) day year, as applicable;

                  (ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $55.00 per share (subject to adjustment as provided in Section 10.14(B)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $13.09 per share (subject to adjustment as provided in Section 10.14(B)(iii)), then the Applicable Increase shall be equal to zero
         (0) and this Section 10.14 shall not require the Company to increase the Conversion Rate with respect to such Make-Whole Fundamental Change;

                  (iii) if an event occurs that requires, pursuant to this
         Article X (other than solely pursuant to this Section 10.14), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled "Applicable Price" shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article X, immediately after such adjustment to the Conversion Rate;

                  (iv) each Applicable Increase amount set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to
         Section 10.01 through Section 10.13; and

                  (v) in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 10.14 to the extent, but only to the extent, such increase shall not be permitted by the continued listing standards of the New York Stock Exchange; provided, however, that any reduction, pursuant to this Section 10.14(B)(v), in such increase to the Conversion Rate shall be made by the Company in good faith and, to the extent practical, pro rata in accordance with the principal amount of Securities surrendered for conversion in connection with the applicable Make-Whole Fundamental Change.

         (C) As used herein, "Applicable Price" shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the "Applicable Price" with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change; and (b) in all other circumstances, the "Applicable Price" with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a Board Resolution), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

         (D) The Company shall cause any Make-Whole Consideration payable, pursuant to this Section 10.14, with respect to a Security, in connection with the conversion of such Security pursuant to Article X, to be paid, through the Conversion Agent, as soon as practicable, but in no event after the later of
(a) the date such Security is surrendered for such conversion and (b) the fifth (5th) Business Day immediately following the Effective Date of the applicable Make-Whole Fundamental Change. The consideration in which the Make-Whole Consideration is payable shall be determined in accordance herewith, including, without limitation, in accordance, to the extent applicable, with Section 10.12.

         (E) Within ten (10) days after a Make-Whole Fundamental Change has occurred, the Company shall mail to each Holder, in accordance with Section 13.02, written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company's web site, such Make-Whole Fundamental Change. Each such notice, announcement and publication shall also state whether the Company has elected, in accordance with Section 10.14(F), to make an Acquirer Stock Conversion Right Adjustment with respect to such Make-Whole Fundamental Change in lieu of increasing the Conversion Rate pursuant to Section 10.14(A)..

         (F) Notwithstanding anything to the contrary in this Section 10.14, if the Company shall make any mailing, announcement or publication referred to in Section 10.14(E) in respect of a Make-Whole Fundamental Change that shall also constitute a Public Acquirer Fundamental Change, then the Company shall have the right to, in lieu of increasing the Conversion Rate pursuant to
Section 10.14(A) in connection with such Make-Whole Fundamental Change, cause the right to convert the Securities in accordance with this Article X to change such that, from and after the effective time of such Public Acquirer Fundamental Change, the right of each Holder of any Security to convert such Security into cash and, if applicable, shares of Common Stock shall be changed into the right to convert such Security solely into shares of Public Acquirer Common Stock applicable to such Public Acquirer Fundamental Change and cash for fractional shares thereof, at an initial Conversion Rate (which shall take effect at such effective time, but which shall thereafter be subject to adjustment in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article X) equal to the Conversion Rate in effect immediately before such effective time multiplied by a fraction whose numerator is the Reference Price and whose denominator is the average of the last reported sale prices per share of such Public Acquirer Common Stock for the five (5) consecutive Trading Days commencing on, and including, the Trading Day immediately after the effective date of such Public Acquirer Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a Board Resolution), to account for any event that, assuming such Public Acquirer Common Stock were Common Stock, would require, pursuant hereto, an adjustment to the Conversion Rate to become effective, or any such event whose Ex Date occurs, at any time during such five (5) consecutive Trading Days. Any such change in the right to convert the Securities in accordance with this Section 10.14(F) is herein referred to as an "Acquirer Stock Conversion Right Adjustment."

         If the Company shall have elected, in accordance with this Section 10.14(F), to make an Acquirer Stock Conversion Right Adjustment with respect to a Public Acquirer Fundamental Change, then:

                  (i) the Company shall cause there to be executed and delivered to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee, which supplemental indenture shall (a) give due effect to such election in accordance with this Section 10.14(F), including, without limitation, evidencing a binding and enforceable obligation of the issuer of the applicable Public Acquirer Common Stock to satisfy the right of Holders to convert Securities in accordance with this Article X and this Section 10.14(F); (b) be executed by, without limitation, such issuer; (c) contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine (which determination shall be described in a Board Resolution); and (d) be in full force and effect no later than the effective time of such Public Acquirer Fundamental Change;

                  (ii) the Company shall promptly file with the Trustee an Officer's Certificate briefly stating the reasons for such supplemental indenture, the nature of the change in the conversion right pursuant to such Acquirer Stock Conversion Right Adjustment and the Conversion Rate as adjusted therefor;

                  (iii) the provisions of Section 10.11 shall not apply to such Public Acquirer Fundamental Change, provided such Public Acquirer Fundamental Change shall have been duly given effect in accordance with this Section 10.14(F); and

                  (iv) such election shall be irrevocable with respect to such Public Acquirer Fundamental Change and shall be deemed to have been made at the time the Company shall, with respect to such Public Acquirer Fundamental Change, mail the first notice, or make the first public announcement or publication, whichever shall occur earlier, referred to in Section 10.14(E).

         For avoidance of doubt, any change, pursuant to this Section 10.14(F), in the right of Holders to convert Securities shall apply to all Holders.

         As used herein, "Reference Price" shall have the following meaning with respect to a Public Acquirer Fundamental Change: (a) if such Public Acquirer Fundamental Change shall be a share exchange, consolidation, merger or binding share exchange pursuant to which the Common Stock is converted into cash, securities or other property, then the "Reference Price" with respect to such Public Acquirer Fundamental Change shall mean the fair market value (as determined in good faith by the Board of Directors, which determination shall be described in a Board Resolution), as of the effective time of such Public Acquirer Fundamental Change, of such cash, securities and other property paid or payable pursuant to such Public Acquirer Fundamental Change per share of Common Stock; and (b) in all other circumstances, the "Reference Price" with respect to such Public Acquirer Fundamental Change shall mean the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding, and excluding, the effective date of such Public Acquirer Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a Board Resolution), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

         (G) For avoidance of doubt, the provisions of this Section 10.14 shall not affect or diminish the Company's obligations, if any, pursuant to
Article V with respect to a Public Acquirer Fundamental Change or Make-Whole Fundamental Change.

         Nothing in this Section 10.14 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.06 in respect of a Make-Whole Fundamental Change or a Public Acquirer Fundamental Change.

                                  ARTICLE XI
                                 SUBORDINATION

Section 11.01  Agreement To Subordinate.

         The Company agrees, and each Securityholder by accepting a Security agrees, that the payment of all amounts due with respect to the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and that the subordination is for the benefit of the holders of Senior Indebtedness.

Section 11.02  Certain Definitions.

         "Designated Senior Indebtedness" means all Indebtedness of the Company under the Master Corporate Guaranty among the Company, certain subsidiaries of PEI Holdings, Inc. and Bank of America, N.A., as Agent (as hereinafter defined), dated as of March 11, 2003, as it has been or may be amended, modified, restated, supplemented or extended from time to time with respect to obligations of PEI Holdings, Inc. under the Credit Agreement by and among PEI Holdings, Inc., Bank of America, N.A., as Administrative Agent (the "Agent") and the other lenders party thereto, dated as of March 11, 2003, as it has been or may be amended, modified, restated, supplemented or extended (including, without limitation, by amending, modifying, restating, supplementing or extending the maturity thereof) from time to time ("Senior Credit Agreement") and, if applicable, any Indebtedness of the Company under the Senior Credit Agreement, and any other Senior Indebtedness created after the Issue Date in which the instrument creating or evidencing the Indebtedness expressly provides that such Indebtedness is "Designated Senior Indebtedness" with respect to the Securities.

         "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

         "Senior Indebtedness" means all Indebtedness of the Company outstanding at any time, except (i) the Securities, (ii) Indebtedness that by its terms provides that it shall not be "senior" in right of payment to the Securities, (iii) Indebtedness that by its terms provides that it shall be "pari passu" or "junior" or "subordinated" in right of payment to the Securities, (iv) Indebtedness for trade payables or any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services and (v) Indebtedness of the Company to any of its Subsidiaries.

Section 11.03  Liquidation; Dissolution; Bankruptcy.

         In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the sale, transfer, lease, conveyance or other disposition of all or substantially all of the property and assets of the Company upon the terms and conditions of Article V), the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents of all Senior Indebtedness, or provision shall be made for such payment in full, before the Securityholders shall be entitled to receive any payment or distribution of any kind or character on account of principal of, or premium, if any, or interest, contingent interest or additional interest on, the Securities; and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Securityholders or the Trustee would be entitled but for the provisions of this Article XI shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their Representative or Representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Section 11.04  Default On Designated Senior Indebtedness

         No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities, may be made by or on behalf of the Company on account of the principal of (including any Principal Return with respect to), or interest, contingent interest or additional interest, if any, on, the Securities or on account of a Purchase at Holder's Option or Repurchase Upon Fundamental Change, Redemption or any other repurchase or acquisition of Securities, upon the occurrence of any Payment Default in respect of Designated Senior Indebtedness until such payment default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents. A "Payment Default" shall mean a default in payment, whether at scheduled maturity, upon a scheduled installment, by acceleration or otherwise, of principal of (including any Principal Return with respect to), or interest on, Designated Senior Indebtedness beyond any applicable grace period.

         If (i) there occurs any default or event of default with respect to any Designated Senior Indebtedness, other than a Payment Default, pursuant to which the maturity of such Designated Senior Indebtedness may be accelerated (a "Non-Payment Default"), and (ii) the Trustee receives written notice (a "Payment Blockage Notice") of such Non-Payment Default from the Company or a Representative with respect to such Designated Senior Indebtedness, then no payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities, may be made during the Payment Blockage Period (as defined below) by or on behalf of the Company on account of the principal of, or premium, if any, or interest, contingent interest or additional interest, if any, on, the Securities or on account of a Purchase at Holder's Option or Repurchase Upon Fundamental Change, Redemption or any other repurchase or acquisition of Securities.

         The Payment Blockage Period shall mean the period (each a "Payment Blockage Period") that shall commence upon receipt by the Trustee of the Payment Blockage Notice, and shall end on the earliest of:

                  (i) one hundred seventy nine (179) days thereafter; provided, that the Designated Senior Indebtedness to which the non-payment default relates shall not theretofore have been accelerated;

                  (ii) the date on which such Non-Payment Default is cured or waived or ceases to exist;

                  (iii) the date on which such Designated Senior Indebtedness is discharged or paid in full; or

                  (iv) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee from a Representative of such Designated Senior Indebtedness.

         After the termination of a Payment Blockage Period, the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of three hundred and sixty five (365) consecutive days. No Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period shall be made the basis for the commencement of a subsequent Payment Blockage Period, unless such Non-Payment default has been cured or waived for a period of at least ninety (90) consecutive days subsequent to the commencement of such initial Payment Blockage Period.

Section 11.05  Acceleration Of Securities.

         If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

Section 11.06  When Distribution Must Be Paid Over.

         In the event that, notwithstanding the provisions of Sections 11.03 and 11.04, any payment or distribution of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder which is prohibited by such provisions, then and in such event such payment shall be held in trust for the benefit of, and shall be paid over and delivered by such Trustee or Holder to, the trustee or Representative with respect to holders of Senior Indebtedness, as their interest may appear, for application to Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or cash equivalents after giving effect to any concurrent distribution to or for the holders of Senior Indebtedness.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article XI, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee, acting in good faith, shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XI or otherwise.

Section 11.07  Notice By The Company.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Securities to violate this Article XI, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article XI.

Section 11.08  Subrogation.

         After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness that is equal in right of payment to the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article XI, to holders of Senior Indebtedness that otherwise would have been made to Securityholders is not, as between the Company and Securityholders a payment by the Company of the Securities.

Section 11.09  Relative Rights.

         This Article XI, defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall: (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; (ii) affect the relative rights of Holders and creditors of Holders other than their rights in relation to holders of Senior Indebtedness; or (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Securities. If the Company fails because of this Article XI, to pay principal of or any premium or interest on a Security on the Maturity Date, the failure is still a Default or Event of Default.

Section 11.10  Subordination May Not Be Impaired By The Company.

         No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

         Without in any way limiting the generality of this Section 11.10, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article XI, or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, amend, restate, supplement or otherwise modify Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured;
(b) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company, and Subsidiary thereof or any other person.

Section 11.11  Distribution Or Notice To Representative.

         Whenever a distribution is to be made or a notice given to holders of any Senior Indebtedness, the distribution may be made and the notice given to their Representative. Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, all holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

Section 11.12  Rights Of Trustee And Paying Agent.

         Notwithstanding the provisions of this Article XI, or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution to or by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless a Responsible Officer of the Trustee shall have received at the Corporate Trust Office of the Trustee at least three (3) Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Securities to violate this Article XI. Only the Company or a trustee or Representative with respect to Senior Indebtedness may give such written notice. Prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to conclusively presume that no such facts exist, and, unless the Trustee shall have theretofore received any such written notice, the Trustee shall have full power and authority to receive any such payment and to apply the same to the purposes for which it was received. The foregoing shall not apply to any Affiliate of the Company acting as a Paying Agent. Nothing in this Article XI, shall impair the claims of, or payments to, the Trustee under or pursuant to Sections 6.10 or 7.07.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

                                 ARTICLE XII
                                 TAX TREATMENT

Section 12.01  Tax Treatment.

         (a) The Company hereby agrees and each Holder and any beneficial holder of a Security by its purchase of a Security shall be deemed to agree (in the absence of administrative or judicial determination to the contrary):

                  (1) to treat the Securities as indebtedness of the Company for all United States federal income tax purposes;

                  (2) to treat the Securities as debt instruments that are subject to Treasury Regulation section 1.1275-4(b);

                  (3) to treat the delivery of Common Stock or cash (including cash delivered in lieu of a fractional share of Common Stock) to a Holder of a Security upon conversion of such Security, as a contingent payment (in an amount equal to the sum of the fair market value of such Common Stock and any cash received (as determined in good faith by the Board of Directors of the Company)) under Treasury Regulation section 1.1275-4(b); and

                  (4) to accrue interest for United States federal income tax purposes with respect to outstanding Securities as original issue discount according to the "noncontingent bond method," as set forth in Treasury Regulation section 1.1275-4(b), using a comparable yield of 7.75%, compounded semiannually, and the projected payment schedule as determined by the Company.

         (b) Solely for purposes of applying Treasury Regulation section 1.1275-4 to the Securities:

                  (1) the Company shall file with the Trustee promptly following the end of each calendar year (A) a written notice specifying the amount of original issue discount for United States federal income tax purposes accrued on outstanding Securities as of the end of such year and (B) such other specific information relating to such original issue discount that the Company determines to be relevant under the Internal Revenue Code of 1986, as amended from time to time, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment; and

                  (2) the Company acknowledges and agrees, and each Holder and any beneficial holder of a Security, by its purchase of a Security shall be deemed to acknowledge and agree, that (A) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying Treasury Regulation section 1.1275-4(b) to the Security, (B) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Securities, and (C) the Company's application of Treasury Regulation section 1.1275-4(b), including the Company's determination of the comparable yield and the projected payment schedule shall be binding on each Holder and any beneficial holder of a Security (unless otherwise required by administrative or judicial determination).

         (c) Holders that wish to obtain the issue price, amount of original issue discount, issue date, comparable yield and projected payment schedule may do so by submitting a written request to the Company (to the attention of the Treasurer) at the address set forth in Section 13.02 below.

                                 ARTICLE XIII
                                 MISCELLANEOUS

Section 13.01  Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

Section 13.02  Notices.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other party's address stated in this Section 13.02. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it; provided, however, that anything herein to the contrary notwithstanding, no notice or communication to the Trustee shall be deemed to be duly given or valid unless and until it is actually received by the Trustee at the Corporate Trust Office of the Trustee.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Security Agent at the same time.

         All notices or communications shall be in writing.

         The Company's address is:

                  Playboy Enterprises, Inc.
                  680 North Lake Shore Drive
                  Chicago, Illinois 60611
                  Attn: Chief Financial Officer

                  The Trustee's address is:

                  LaSalle Bank National Association
                  135 S. LaSalle Street
                  Chicago, Illinois 60603
                  Attention:  Corporate Trust Services

Section 13.03  Communication By Holders With Other Holders.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04  Certificate And Opinion As To Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (i) an Officer's Certificate stating that, in the opinion of the signatory thereto, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Such Officer's Certificate and Opinion of Counsel shall be addressed and furnished to the Trustee. Each signatory to an Officer's Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer's Certificate as to factual matters if such signatory reasonably and in good faith believes in the accuracy of the document relied upon. Each Opinion of Counsel may rely upon certificates of public officials as to factual matters if such signatory reasonably and in good faith believes in the accuracy of such certificates relied upon.

Section 13.05  Statements Required In Certificate Or Opinion.

         If required by the TIA, each Officer's Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 13.06  Rules By Trustee And Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

Section 13.07  Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or in the city in which the Trustee administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

         A "Business Day" is a day other than a Legal Holiday.

Section 13.08  Duplicate Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 13.09  Governing Law.

         The laws of the State of New York shall govern this Indenture and the Securities.

Section 13.10  No Adverse Interpretation Of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11  Successors.

         All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12  Separability.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 13.13  Table Of Contents, Headings, Etc.

         The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14  Calculations In Respect Of The Securities.

         The Company and its agents (including, without limitation, the Bid Solicitation Agent) shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                            PLAYBOY ENTERPRISES, INC.


                                            By: /s/ Robert D. Campbell
                                               --------------------------------
                                               Name:  Robert D. Campbell
                                               Title: Senior Vice President,
                                                        Treasurer and Strategic
                                                        Planning and Assistant
                                                        Secretary


                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By: /s/ Victoria Y. Douyon
                                                -------------------------------
                                                Name:  Victoria Y. Douyon
                                                Title: First Vice President

                                                                     EXHIBIT A


                              [Face of Security]

          [Insert Private Placement Legend or Global Security Legend]

                           PLAYBOY ENTERPRISES, INC.

             3.00% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2025

Certificate No.: _____                                    U.S.$       _____
                                                          CUSIP No.:  _____
Issue Date:      _____                                    ISIN No.:   _____

         Playboy Enterprises, Inc., a corporation organized under the laws of Delaware (the "Company"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of __________ dollars ($__________) on March 15, 2025 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

         Interest Payment Dates: March 15 and September 15, with the first payment to be made on September 15, 2005.

         Record Dates: March 1 and September 1.

         The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Playboy Enterprises, Inc. has caused this instrument to be duly signed.

                                            PLAYBOY ENTERPRISES, INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


                         CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

LA SALLE BANK NATIONAL ASSOCIATION,
as Trustee


By:
   -------------------------------------
        (Authorized Signatory)
   Name:
   Title:

Date:

                             [Reverse of Security]

                           PLAYBOY ENTERPRISES, INC.

             3.00% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2025

         1. Interest. Playboy Enterprises, Inc., a corporation organized under the laws of Delaware (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above, payable semi-annually in arrears, on each March 15 and September 15 of each year, beginning on September 15, 2005. Interest on the Securities shall accrue on the principal amount from, and including, March 15, 2005, or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or Maturity Date, as the case may be. The Company shall pay interest on this Security on the basis of a 360-day year of twelve 30-day months.

         In addition, the Company shall pay contingent interest ("Contingent Interest") in cash to the Holders during any six-month period (a "Contingent Interest Period") from March 15 to and including September 14 and from September 15 to and including March 14, commencing with the six-month period beginning March 15, 2012, if the average Trading Price of the Securities during the five consecutive Trading Day period preceding the third Trading Day before the first day of the Contingent Interest Period equals at least one hundred and twenty percent (120%) of the principal amount of the Securities.

         The Company shall instruct the Bid Solicitation Agent to determine the daily Trading Prices of the Securities during each applicable five consecutive Trading Day period. The Bid Solicitation Agent shall calculate the Trading Price in the same manner it calculates the Trading Price for conversion of the Securities upon satisfaction of the Trading Price Condition as described in Section 10.01(A)(ii) of the Indenture (as defined below); provided, however, that the Company shall, without any request of any Holder, instruct the Bid Solicitation Agent to determine the daily Trading Prices of the Securities during each applicable five consecutive Trading Day period. Upon a determination by the Company that Holders shall be entitled to receive Contingent Interest with respect to a Contingent Interest Period, the Company shall, on or prior to the first day of such Contingent Interest Period, publicly announce, and provide a notice to the Trustee of, the amount of such Contingent Interest payable per $1,000 principal amount of Securities.

         The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any Contingent Interest Period, if applicable, shall be equal to a per annum rate of 0.25% of the average Trading Price of such Security during the applicable five consecutive Trading Day period ending on and including the third Trading Day immediately preceding the first day of the applicable six-month period. Contingent Interest, if any, shall accrue and be payable to Holders in the same manner as regular cash interest. Regular cash interest shall continue to accrue at the per annum rate of 3.00% on the principal amount of the Securities whether or not Contingent Interest is paid.

         2. Maturity. The Securities mature on March 15, 2025.

         3. Method of Payment. Except as provided in the Indenture (as defined below), the Company shall pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent and comply with the other terms of the Indenture to collect the principal amount, Redemption Price, Option Purchase Price or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption, Purchase at Holder's Option or Repurchase Upon Fundamental Change, as the case may be. The Company shall pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities on the dates and in the manner provided in this Security and the Indenture (as defined below) which amounts, if payable hereunder in cash, shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account specified by the Holder hereof and (B) in the case a Security is held, other than in global form, by a Holder who is the record holder of more than five million dollars ($5,000,000) aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if no such account is specified, or if such Security is held, other than in global form, by a Holder who is the record holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to such Holder's address shown in the register of the Registrar.

         4. Paying Agent, Registrar, Conversion Agent. Initially, LaSalle Bank National Association (the "Trustee") shall act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent.

         5. Indenture. The Company issued the Securities under an Indenture dated as of March 15, 2005 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939 (the "TIA"), as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are general unsecured senior subordinated obligations of the Company limited to $100,000,000 aggregate principal amount, except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

         6. Optional Redemption.

         The Company shall have the right, at the Company's option, on a Redemption Date which is on or after March 15, 2010, to redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, if the Closing Sale Price of the Common Stock for each of 20 or more consecutive Trading Days in a period of 30 consecutive Trading Days exceeds 120% of the Conversion Price in effect on the 30th day before the mailing of a notice of Redemption.

         The Company shall have the right, at the Company's option, at any time, and from time to time, on a Redemption Date on or after March 15, 2012, to redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

         Upon surrender to the Paying Agent of a Security subject to Redemption, all amounts due with respect to a Security shall be paid to the Holder surrendering such Security; provided, however, that if the Redemption Date is an interest payment date, the interest becoming due on such date shall be paid to the Holder of record of such Security at the close of business on the record date for such interest payment and shall not be included in the accrued and unpaid interest otherwise payable upon Redemption. The Company shall make at least ten (10) semi-annual interest payments with respect to the Securities prior to redeeming any Securities at its option pursuant to this paragraph 6.

         7. Notice of Redemption. A notice of Redemption shall be mailed at least thirty (30) days but not more than sixty (60) days before a Redemption Date to each Holder of Securities to be redeemed at the address of such Holder appearing in the register of the Registrar. Securities may be redeemed in part but only in integral multiples of $1,000 principal amount.

         8. Purchase by the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture, the Company shall purchase, at the option of the Holder, the Securities held by such Holder on March 15, 2012, March 15, 2015 and March 15, 2020 (each, an "Option Purchase Date") at an Option Purchase Price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or such portions thereof) to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, upon delivery of a Purchase Notice in the form set forth in this Security (or any other form of written notice delivered in good faith and substantially similar thereto), at any time from 9:00 a.m., New York City time, on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Option Purchase Date and upon delivery of the Securities as set forth in the Indenture and compliance with the other terms of the Indenture.

         Holders have the right to withdraw any Purchase Notice by delivery of a written notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Option Purchase Date in accordance with the provisions of the Indenture.

         9. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event any Fundamental Change shall occur, each Holder of the Securities shall have the right, at such Holder's option, to require the Company to repurchase all of such Holder's Securities (or portions thereof), on a date selected by the Company (the "Fundamental Change Repurchase Date"), which Fundamental Change Repurchase Date shall be no later than thirty (30) days after the date the Fundamental Change Notice is mailed in accordance with the Indenture, at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Security (or portions hereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, upon (i) delivery of a Purchase Notice (or any other form of written notice delivered in good faith and substantially similar thereto), no later than 5:00 p.m., New York City time, on the third (3rd) Business Day immediately preceding the Fundamental Change Repurchase Date, and upon delivery of the Securities as set forth in the Indenture and compliance with the other terms of the Indenture.

         10. Conversion. Subject to earlier Redemption, Purchase at Holder's Option or Repurchase Upon Fundamental Change, the Securities shall be convertible into cash and, if applicable, shares of Common Stock at such times and upon compliance with such conditions set forth in, and in accordance with, the Indenture.

         To convert a Security, a Holder must (1) complete and sign the conversion notice ("Conversion Notice"), with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent,
(3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture and (5) pay any tax or duty if required pursuant to the Indenture. Subject to the restrictions set forth in Section 2.02 of the Indenture, a Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Once given, a Conversion Notice may not be rescinded.

         The initial Conversion Rate shall be 58.7648 shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of approximately $17.02 per share), subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company shall deliver a check in lieu of any fractional share. If a Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder at the close of business on such record date is to receive (other than overdue interest, if any, that has accrued on such Security), unless such Security has been called for Redemption as described in the Indenture.

         The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article X of the Indenture, at any time on or before the 30th day after the date the Company announces a Make-Whole Fundamental Change has occurred, shall be increased to an amount equal to the Conversion Rate that would, but for Section 10.14 of the Indenture, otherwise apply to such Security pursuant to Article X of the Indenture, plus an amount equal to the Make-Whole Conversion Rate Adjustment; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change constitutes a Public Acquirer Fundamental Change with respect to which the Company shall have duly made, and given full effect to, an election, pursuant to and in accordance with Section 10.14(F) of the Indenture, to make an Acquirer Stock Conversion Right Adjustment.

         Any shares of Common Stock that are issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof).

         11. Denominations, Transfer, Exchange. The Securities are in registered form, without interest coupons, and only in minimum denominations of $1,000 principal amount and integral multiples thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities other than as provided in the Indenture. The Company or the Trustee, as the case may be, shall not be required to exchange or register the transfer of any Security (i) for a period of fifteen (15) days before selecting, pursuant to Section 3.03 of the Indenture, Securities to be redeemed or (ii) during the period beginning at the opening of business fifteen (15) days before the mailing of a notice of Redemption of the Securities selected for Redemption under Section 3.04 of the Indenture and ending at the close of business on the day of such mailing or
(iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

         12. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

         13. Merger or Consolidation. The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property and assets of the Company to, another person, whether in a single transaction or series of related transactions, except in accordance with Section 5.01 of the Indenture.

         14. Amendments, Supplements and Waivers. The Indenture or the Securities may be amended or supplemented in accordance with Article IX of the Indenture.

         15. Defaults and Remedies. If an Event of Default (excluding an Event of Default specified in Section 6.01(H) or (I) of the Indenture with respect to the Company (but including an Event of Default specified in Section 6.01(H) or (I) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) has occurred and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the principal of and any accrued and unpaid interest, including additional interest, if any, on all Securities to be immediately due and payable. Upon such declaration, the principal of, and accrued and unpaid interest, including additional interest, if any, on all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(H) or (I) of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(H) or (I) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest, including additional interest, if any, on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any governmental or court order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 of the Indenture have been paid.

         Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability or expense unless the Trustee is offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities that the Trustee may incur to comply with such request or demand; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         16. Subordination. The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder, by accepting a Security, agrees to the subordination provisions of the Indenture and authorizes the Trustee to give them effect.

         17. Registration Rights. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive additional interest in certain circumstances, all as set forth in the Registration Rights Agreement.

         18. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         19. No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         20. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

         21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

         The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to:

                           Playboy Enterprises, Inc.
                          680 North Lake Shore Drive
                               Chicago, IL 60611
                      Attention: Chief Financial Officer

                             [Form Of Assignment]

I or we assign to

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(please insert social security or other identifying number)

-------------------------------------------------------------------------------

(please print or type name and address)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

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Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.


Date:
     -------------------------              -----------------------------------
                                            NOTICE: The signature on this
                                            assignment must correspond with
                                            the name as it appears upon the
                                            face of the within Security in
                                            every particular without
                                            alteration or enlargement or any
                                            change whatsoever and be
                                            guaranteed by a guarantor
                                            institution participating in the
                                            Securities Transfer Agents
                                            Medallion Program or in such other
                                            guarantee program acceptable to
                                            the Trustee.


Signature Guarantee: __________________________________________________________

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the U.S. Securities Act of 1933, as amended, covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

                                  [Check One]

(1)       ____       to the Company or any Subsidiary thereof, or

(2)       ____       pursuant to, and in compliance with, the exemption from
                     registration provided by Rule 144A under the U.S.
                     Securities Act of 1933, as amended, or

(3)       ____       pursuant to, and in compliance with, the exemption from
                     registration provided by Rule 144 under the U.S.
                     Securities Act of 1933, as amended, or

(4)       ____       pursuant to, and in compliance with, an exemption from
                     registration under the U.S. Securities Act of 1933, as amended, other than Rule 144A or Rule 144, or

(5)       ____       pursuant to an effective registration statement under the
                     U.S. Securities Act of 1933, as amended,

and, unless the space below is checked, the undersigned confirms that this Security is not being transferred to an "affiliate" of the Company (an "Affiliate") as defined in Rule 144 under the Securities Act of 1933, as amended:

         ____ The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for at least two (2) years following the date of the transfer.)

Unless one of the items (1) through (5) is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933, as amended. If item (2) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.


Date:                                       Signed:
     ----------------------------                  ----------------------------
                                                  (Sign exactly as name appears
                                                  on the other side of this
                                                  Security)


Signature Guarantee: __________________________________________________________

[TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED]

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:
     ---------------------------------      -----------------------------------
                                            NOTICE: To be executed by an
                                            executive officer

                          [Form of Conversion Notice]

To convert this Security in accordance with the Indenture, check the following space: ____

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$__________________

If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person's name, fill in the form below:

(please insert social security or other identifying number)

_______________________________________________________________________________

(please print or type name and address)

_______________________________________________________________________________


Date:                                       Signed:
     ------------------------------                ----------------------------
                                                  (Sign exactly as name appears
                                                  on the other side of this
                                                  Security)


Signature Guarantee: __________________________________________________________
                        (All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

                           [Form of Purchase Notice]

Certificate No. of Security: ___________

         If you want to elect to have this Security purchased by the Company pursuant to Section 3.08 of the Indenture, check the following space: ____

         If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the following space: ____

If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 3.08 or 3.09 of the Indenture, as applicable, state the principal amount to be so purchased by the Company (must be in multiples of $1,000):

$__________________


Date:                                       Signed:
     ----------------------------                  ----------------------------
                                                  (Sign exactly as name appears
                                                  on the other side of this
                                                  Security)


Signature Guarantee: __________________________________________________________
                        (All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

                                                                    SCHEDULE A

         Schedule of Exchanges of Interests in the Global Security(a)

         The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:


                          Amount of decrease                             Principal amount of    Signature or
                          in Principal amount    Amount of increase in   this Global Security   authorized signatory
                          of this Global         Principal amount of     following such         of Trustee or
Date of Exchange          Security               this Global Security    decrease or increase   Note Custodian
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

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(a) To be included in Global Securities only


                                  EXHIBIT B-1
                      [Form of Private Placement Legend]

         This Security (or its predecessor) was originally issued in a transaction exempt from registration under the U.S. Securities Act of 1933 (the "Securities Act"), as amended, and this Security and the Class B common stock, if any, issuable upon conversion of this Security have not been registered under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except in accordance with the following sentence. By its acquisition hereof or of a beneficial interest herein, the acquirer:

         1. represents that it and any account for which it is acting is a "qualified institutional buyer" (within the meaning of Rule 144A under the Securities Act) and that it exercises sole investment discretion with respect to each such account;

         2. agrees that it will not directly or indirectly engage in any hedging transactions involving this Security or the Class B common stock issuable upon conversion of this Security unless in compliance with the Securities Act; and

         3. agrees for the benefit of the Company that it will not offer, sell, pledge or otherwise transfer this Security or any beneficial interest herein prior to the date that is the later of (x) two years after the later of the original issue date hereof and the last date on which the Company or any affiliate of the Company was the owner of this Security (or any predecessor of this Security) or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder, and (y) such later date, if any, as may be required by applicable law, except only:

                  (a)      to the Company or any subsidiary thereof;

                  (b) pursuant to a registration statement which has become effective under the Securities Act;

                  (c) to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act; or

                  (d) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

         Prior to the registration of any transfer in accordance with (3)(c) above, a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (3)(d) above, the Company and the Trustee reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. No representation is made as to the availability of any exemption from the registration requirements of the Securities Act.

         The holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated March 15, 2005, among Playboy Enterprises, Inc., UBS Securities LLC, Banc of America Securities LLC, and Bear, Stearns & Co. Inc. and, by its acceptance hereof, agrees to be bound by and to comply with the provisions of such Registration Rights Agreement.

                                                                   EXHIBIT B-2


                             [Form of Tax Legend]

         For purposes of Sections 1272, 1273 and 1275 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), this Security is being issued with tax original issue discount. The issue price of this Security is $1,000 per $1,000 of principal amount and the issue date of the Security is March 15, 2005. In addition, this Security is subject to U.S. federal income tax regulations governing contingent payment debt instruments. For purposes of Sections 1272, 1273 and 1275 of the Code, the comparable yield of this Security is 7.75% (which will be treated as the yield to maturity for U.S. federal income tax purposes). The Company agrees, and by purchasing a beneficial ownership interest in the Securities each Holder of Securities will be deemed to have agreed, for U.S. federal income tax purposes (1) to treat the Securities as a debt instrument that is subject to Treasury Regulations
Section 1.1275-4(b) or any successor provision (the "Contingent Payment Regulations"), (2) to treat the cash and the fair market value of any stock received upon conversion of this Security as a contingent payment for purposes of the contingent payment regulations, (3) to accrue interest with respect to this Security as original issue discount for U.S. federal income tax purposes according to the "noncontingent bond method" set forth in the contingent payment regulations, and (4) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," each within the meaning of the Contingent Payment Regulations, with respect to this Security. The Company agrees to provide promptly to Holders of Securities, upon written request, the issue date, yield to maturity, comparable yield and projected payment schedule. Any such written request should be sent to the Company at the following address:

                           Playboy Enterprises, Inc.
                          680 North Lake Shore Drive
                            Chicago, Illinois 60611
                             Attention: Treasurer

                                                                   EXHIBIT B-3


                     [Form of Legend for Global Security]

         Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

         This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a depositary or a nominee of a depositary or a successor depositary. This Security is not exchangeable for Securities registered in the name of a person other than the depositary or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary) may be registered except in the limited circumstances described in the Indenture. Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York Corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         Transfers of this Global Security shall be limited to transfers in whole, but not in part, to nominees of Cede & Co. or to a successor thereof or such successor's nominee, and transfers of portions of this Global Security shall be limited to transfers made in accordance with the restrictions set forth in Section 2.16 of the Indenture.

                                                                     EXHIBIT C

        [Form of Notice of Transfer Pursuant to Registration Statement]

Playboy Enterprises, Inc.
680 North Lake Shore Drive
Chicago, Illinois 60611
Attention: Chief Financial Officer

LaSalle Bank National Association
135 S. LaSalle Street
Chicago, Illinois 60603
Attention:  Corporate Trust Administration

         Re: Playboy Enterprises, Inc. (the "Company") 3.00% Convertible Senior
             Subordinated Notes due 2025 (the "Securities")

Ladies and Gentlemen:

         Please be advised that _____________ has transferred $_____________ aggregate principal amount of the Securities and _____________ shares of the Class B Common Stock of the par value of One Cent ($.01) per share of the Company issued on conversion of the Securities ("Stock") pursuant to an effective shelf registration statement on Form S-3 (File No. 333-_____________).

         The undersigned hereby certifies that the prospectus delivery requirements, if any, of the U.S. Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Stock is named as a "Selling Securityholder" in the Prospectus dated _____________, or in amendments or supplements thereto, and that the aggregate principal amount of the Securities and the number of shares of Stock transferred are [a portion of] the Securities and Stock listed in such Prospectus, as amended or supplemented, opposite such owner's name.

                                             Very truly yours,


                                             ------------------------------
                                                      (Name)